Exhibit 10.20

TERM LOAN AGREEMENT

Dated as of January 26, 2012

By and Between

BROWN & BROWN, INC.

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Providing for a

$100,000,000 Term Loan Credit Facility

i

ii

SCHEDULES

Schedule 6.1	Organization and Ownership of Material Subsidiaries
Schedule 6.4	Tax Filings and Payments
Schedule 6.5	Certain Pending and Threatened Litigation
Schedule 6.7	Liens on Borrower Assets
Schedule 6.11	Employee Benefit Matters
Schedule 6.13	Outstanding Debt and Defaults
Schedule 6.14	Conflicting Agreements
Schedule 6.15(a)	Environmental Compliance
Schedule 6.15(b)	Environmental Notices
Schedule 6.15(c)	Environmental Permits
Schedule 6.17	Patent, Trademark, License, and Other Intellectual Property Matters
Schedule 6.21	Labor and Employment Matters
Schedule 6.22	Intercompany Loans
Schedule 6.23	Burdensome Restrictions
Schedule 6.27(a)	Places of Business
Schedule 6.27(b)	Material Places of Business
Schedule 8.1(b)	Existing Indebtedness
Schedule 8.2	Existing Liens
Schedule 8.5	Permitted Investments
Schedule 9.10	Permitted Stockholders

iii

TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT, dated as of January 26, 2012 (the “Agreement”), is made and entered into by and between BROWN & BROWN, INC., a Florida corporation (the “Borrower”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

WITNESSETH:

WHEREAS, on January 9, 2012, the Lender made available to the Borrower an uncommitted line credit facility in an amount up to $50,000,000 (the “Uncommitted Line Facility”), as evidenced by that certain Promissory Note, dated January 9, 2012, by the Borrower in favor of the Lender (the “Uncommitted Line Facility Note”); and

WHEREAS, the Borrower desires to obtain from the Lender a term credit facility consisting of a $100,000,000 term loan (the “Loan”), having a maturity date of December 31, 2016, and the Lender is willing to make such Loan available upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant thereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

“2004 Note Offering” shall mean that certain transaction by which the Borrower has incurred Indebtedness up to the maximum principal amount of $200,000,000 all pursuant to the 2004 Note Purchase Agreement.

“2004 Note Purchase Agreement” shall mean that certain Note Purchase Agreement between the Borrower and the Purchasers scheduled thereto and dated July 15, 2004 by which the Borrower has issued both Series A Notes and Series B Notes, as the same may be amended or modified from time to time.

“2006 Note Offering” shall mean one or more transactions by which the Borrower has incurred or may in the future incur Indebtedness up to the maximum principal amount of $200,000,000, all pursuant to the 2006 Note Purchase Agreement.

“2006 Note Purchase Agreement” shall mean that certain Note Purchase Agreement between the Borrower and the Purchasers party thereto and dated December 22, 2006 by which the Borrower has issued Series C Notes, Series D Notes, and Series E Notes (as defined therein) and pursuant to which the Borrower may issue from time to time Fixed Rate Shelf Notes and Floating Rate Shelf Notes (as defined therein), as the same may be amended or modified from time to time.

“ABR” when used in reference to any Loan or Advance, refers to whether such Loan is, or the Loans comprising such Advance are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Advance” shall mean an Advance bearing interest based on the Alternate Base Rate.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period (or, as applicable, for the purpose of determining the Alternate Base Rate for any day by reference to a one month Interest Period), an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Advances” shall mean any principal amount advanced and remaining outstanding at any time under the Loan, which Advance shall be made or outstanding as an ABR Advance or a Eurodollar Advance, as the case may be. The initial and only Advance the Term Loan shall be a Eurodollar Advance.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

“Agreement” shall mean this Term Loan Agreement, as originally executed and as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day (or if such day is not a Business Day, the immediately preceding Business Day). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Base Rate Loan” shall mean a Loan which bears interest at the Alternate Base Rate.

“Arrowhead Acquisition” shall mean the transaction by which the Borrower has acquired Arrowhead General Insurance Agency, Inc.

“Asset Value” shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (a) the then book value of such property or asset as established in accordance with GAAP, and (b) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

“Bankruptcy Code” shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. §§101 et seq.).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Book of Business Sales” shall mean the sale by a Consolidated Company in the ordinary course of business of a book of business, either by the sale of assets or Capital Stock, which may include the sale of what is characterized as its profit center operations (i.e. office) that are made from time to time and are consistent with past practice, and where the value is less than $20,000,000.

“Borrowing” shall mean the making of a Loan, the extension of an Advance, or the conversion of a Loan of one Type into a Loan of another Type.

“Business Day” shall mean, with respect to Eurodollar Advances, any day other than a day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market, and with respect to all other Loans and matters, any day other than Saturday, Sunday and a day on which commercial banks are required to be closed for business in New York, New York and Orlando, Florida.

“Capital” shall mean the sum of (a) Funded Debt plus (b) Consolidated Net Worth of the Consolidated Companies.

“Capitalized Lease Obligations” shall mean all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the books of the lessee.

“Capital Stock” of any Person shall mean any shares, equity or profits interests, participations or other equivalents (however designated) of capital stock and any rights, warrants or options, or other securities convertible into or exercisable or exchangeable for any such shares, equity or profits interest, participations or other equivalents, directly or indirectly (or any equivalent ownership interest, in the case of a Person which is not a corporation).

“CERCLA” has the meaning set forth in Section 6.15(a) of this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directive thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or, pursuant to the accord commonly referred to as “Basel III” or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Consolidated Companies” shall mean, collectively, Borrower and all of its Subsidiaries.

“Consolidated EBIT” shall mean, for any fiscal period of the Borrower, an amount equal to the sum of (a) the Consolidated Net Income (Loss), plus (b) to the extent deducted in determining Consolidated Net Income (Loss), (i) provisions for taxes based on income, and (ii) Consolidated Interest Expense, for the Consolidated Companies, less (c) gains on sales of assets (excluding sales in the ordinary course of business, which would include Book Of Business Sales) and other extraordinary gains and other one-time non-cash gains, all as determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any fiscal period of the Borrower, an amount equal to the sum of (a) the Consolidated EBIT, plus to the extent deducted in determining Consolidated Net Income (Loss), (b)(i) depreciation and (ii) amortization of the Consolidated Companies, plus (c) non-cash charges to the extent deducted in determining Consolidated Net Income (Loss), plus (d) to the extent deducted in determining Consolidated Net Income (Loss), all non-cash stock grant compensation all as determined for the Consolidated Companies in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Consolidated Companies for such period with respect to all outstanding Indebtedness of the Consolidated Companies calculated on a consolidated basis for the Consolidated Companies for such period in accordance with GAAP.

“Consolidated Net Income (Loss)” shall mean, for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP; provided that there shall be excluded therefrom: (a) any items of gain or loss, together with any related provision for taxes, which were included in determining such consolidated net income and were not realized in the ordinary course of business or the result of a sale of assets other than in the ordinary course of business; and (b) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of Borrower or (in the case of a Person other than a Subsidiary) is merged into or consolidated with any Consolidated Company, or such Person’s assets are acquired by any Consolidated Company.

“Consolidated Net Worth” shall mean as of the date of determination, the Borrower’s Shareholders’ Equity as determined in accordance with GAAP.

“Consolidated Rental Expense” shall mean, with reference to any period, the aggregate fixed amounts payable by the Consolidated Companies under any operating leases, calculated on a consolidated basis for the Consolidated Companies for such period in accordance with GAAP.

“Consolidated Subsidiary” shall mean, as at any particular time, any corporation included as a consolidated subsidiary of Borrower in Borrower’s most recent financial statements furnished to its stockholders and certified by Borrower’s independent public accountants.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

“Credit Documents” shall mean, collectively, this Agreement, the Fee Letter (as defined in Section 4.5) and the Note.

“Credit Parties” shall mean, collectively, each of Borrower, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

“Default” shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” shall mean the rate of interest set forth in Section 4.3 hereof.

“Dollar” and “U.S. Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Earnout Payments” shall mean, in connection with an acquisition of the business by a Consolidated Company, any payments agreed to be made to the sellers in said acquisition as a part of the purchase price, and which payments are based upon certain performance or other standards relating to the business which has been acquired.

“EBITDA” shall mean Consolidated EBITDA.

“Environmental Laws” shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation, (i) the Clean Air Act (42 U.S.C. §7401 et seq.), (ii) the Clean Water Act (33 U.S.C. §1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. §2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. §9601 et seq.).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

“ERISA Affiliate” shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is either within a controlled group of corporations or under common control within the meaning of the regulations promulgated under Section 414 of the Code and the regulations promulgated thereunder.

“Eurodollar”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Advance” shall mean an Advance bearing interest based on the LIBO Rate.

“Eurodollar Loans” shall mean a Loan that bears interest at the Adjusted LIBO Rate.

“Event of Default” shall have the meaning set forth in Article IX hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

“Excluded Taxes” shall mean, with respect to any payment made by any Credit Party under any Credit Document, any of the following Taxes imposed on or with respect to the Lender: (a) income or franchise Taxes imposed on (or measured by) its overall net income by the United States of America, (i) by the jurisdiction (or any political subdivision thereof) in which Lender’s applicable lending office is located or (ii) by any jurisdiction as a result of a present or former connection between the Lender and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from Lender having executed, delivered or performed its obligations, received a payment under, received a perfected security interest under, engaged in any other transaction contemplated by, or enforced, this Agreement or any other Credit Document, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Non U.S. Lender, any U.S. federal withholding Taxes resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office).

“Executive Officer” shall mean with respect to any Person, the Chief Executive Officer, the President, any Vice President, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

“Funded Debt” shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money liens, Capitalized Lease Obligations, conditional sales contracts and similar title retention debt instruments (regardless of when such Indebtedness matures). The calculation of Funded Debt shall include (without duplication) (a) all Funded Debt of the Consolidated Companies, (b) all Funded Debt of other Persons, other than Subsidiaries, which has been guaranteed by a Consolidated Company, which is supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent a Consolidated Company or its assets have otherwise become liable for payment thereof, (c) all Indebtedness for money borrowed by the Consolidated Companies pursuant to lines of credit or revolving credit facilities (regardless of the term thereof), and (d) all Subordinated Debt.

“Funded Debt to EBITDA Ratio” shall mean as of the applicable date, the ratio of (a) Funded Debt to (b) Consolidated EBITDA for the Consolidated Companies, on a consolidated basis.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner including, without limitation, any obligation or arrangement of such Person: (a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) to indemnify the owner of such primary obligation against loss in respect thereof; (e) by which and to the extent said Person or its assets have otherwise become liable for payment of any such primary obligation; or (f) supporting a letter of credit issued for the account of said primary obligor.

“Hazardous Materials” shall mean oil, petroleum or chemical liquids or solids, liquid or gaseous products, asbestos, or any other hazardous waste or Hazardous Substances, including, without limitation, hazardous medical waste or any other substance described in any Hazardous Materials Law.

“Hazardous Materials Law” shall mean the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. §9601, the Resource Conservation and Recovery Act, 42 U.S.C. §6901, the state hazardous waste laws, as such laws may from time to time be in effect, and related regulations, and all similar laws and regulations.

“Hazardous Substances” has the meaning assigned to that term in CERCLA.

“Indebtedness” of any Person shall mean, without duplication: (a) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, obligations evidenced by bonds, debentures, notes or other similar instruments, and contingent reimbursement obligations under undrawn letters of credit); (b) all Capitalized Lease Obligations; (c) all Guaranteed Indebtedness of such Person; (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (e) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combination thereof. Earnout Payments shall not be considered Indebtedness.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Credit Party under any Credit Document and (b) Other Taxes.

“Insurance Company Payables” shall mean payables due an insurance company from the Borrower or any of its Subsidiaries which arise from time to time in the ordinary and normal course of business.

“Intercompany Credit Documents” shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements, to the extent that they exist, relating in any manner to the Intercompany Loans.

“Intercompany Loans” shall mean, collectively, (a) the loans more particularly described on Schedule 6.22, and (b) those loans or other extensions of credit from time to time made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 8.1(e) or as may otherwise be approved in writing by the Lender. Intercompany Loans do not include the practice of the Borrower in the normal course of “sweeping” cash accounts from its “branches” (i.e., subsidiaries) to centralize the cash operations of the Consolidated Companies.

“Interest Period” shall mean with respect to Eurodollar Advances, the period of 1, 2, or 3 months selected by the Borrower under Section 4.4 hereof.

“Investment” shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

“JPMorgan” means JPMorgan Chase Bank, National Association, a national banking association, and its successors.

“Lender” or “Lenders” shall mean JPMorgan and each assignee thereof, if any.

“Lending Office” shall mean for the Lender the office the Lender may designate in writing from time to time to Borrower with respect to each Type of Loan.

“LIBO Rate” shall mean, for any Interest Period for any Eurodollar Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capitalized lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan” shall mean the Term Loan.

“Margin Regulations” shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Material Place of Business” shall mean the Places of Business set forth in Schedule 6.27(b) hereto and any other or new Place of Business which is either (a) owned by a Consolidated Company, or (b) leased by a Consolidated Company, at which the Consolidated Company has at said location tangible personal property which is material to the operations of that Consolidated Company.

“Materially Adverse Effect” shall mean the occurrence of an event which could reasonably be expected to cause a materially adverse change in (a) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement, or (c) the ability of the Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

“Maturity Date” shall mean the earlier of (a) December 31, 2016, and (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX hereof.

“Multi-Employer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Non-U.S. Lender” shall mean a Lender that is not a U.S. Person.

“Note” shall mean the Term Note, either as originally executed and as the same may be from time to time supplemented, modified, amended, renewed or extended.

“Notice of Conversion/Continuation” shall have the meaning provided in Section 4.1 hereof, the form of which is reasonably acceptable to Lender.

“Obligations” shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees (including reasonable attorneys’ fees as permitted under any Credit Document), expenses, indemnification and reimbursement payments (including any reimbursement obligation with respect to any letter of credit, if drawn upon after any Event of Default which has occurred and is continuing), indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

“OFAC” shall have the meaning assigned to such term in Section 7.10.

“Other Connection Taxes” shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document or sold or assigned an interest in any Loan or Advance or in this Agreement).

“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, and any successor thereto.

“Permitted Acquisitions” shall mean the acquisition, by merger, consolidation, purchase or otherwise, by any Consolidated Company of any Person where substantially all the assets or stock of said Person who is not affiliated with the Borrower are purchased, to the extent no Event of Default will occur or be continuing and the Funded Debt to EBITDA Ratio for the trailing twelve month period then ended on a pro forma basis after giving effect to such acquisition calculated in a manner acceptable to Lender will not be greater than 2.5:1.

“Permitted Liens” shall mean those Liens expressly permitted by Section 8.2 hereof.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, trust, unincorporated association, government or any department or agency thereof, and any other entity whatsoever.

“Places of Business” shall mean those locations owned or leased by any Consolidated Company or at which any assets of any Consolidated Company are located, as set forth in Schedule 6.27(a) hereto.

“Plan” shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to, the following types of plans:

(a) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, “golden parachute”, “rabbi trust”, or other executive compensation plan, program, contract, arrangement or practice;

(b) ERISA Plans - any “employee benefit plan” defined in Section 3(3) of ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multi-Employer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

(c) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Shareholders’ Equity” shall mean, with respect to any Person as at any date of determination, the shareholders’ equity of such Person, determined on a consolidated basis in conformity with GAAP.

“Statement Date” shall mean the last day of the fiscal quarter of Borrower to which the quarterly financial statements relate as delivered from time to time by the Borrower under Section 7.7(b) hereof.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” shall mean all present and future Indebtedness of Borrower and its Subsidiaries to any Person other than to the Lender under this Agreement, and which Indebtedness is subordinated to all Obligations due the Lender under this Agreement on terms and conditions satisfactory in all respects to the Lender including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, collateral and subordination provisions, as evidenced by the written approval of the Lender, including, if required by the Lender, a separate subordination agreement from the holder of said Indebtedness to the Lender.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

“SunTrust Loan” shall mean those certain credit and term loan facilities made available to the Borrower by SunTrust Bank, pursuant to that certain Amended and Restated Revolving and Term Loan Agreement, dated as of January 9, 2012, as the same may be amended, modified, supplemented, replaced, restated, or refinanced from time to time, not in contravention of the provisions hereof.

“Taxes” shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

“Term Loan” shall mean the term loan made to Borrower by the Lender pursuant to Article III hereof.

“Term Loan Commitment” shall mean the amount of $100,000,000.

“Term Note” shall mean the promissory note evidencing the Term Loan.

“Type” of Borrowing shall mean a Borrowing consisting of ABR Advances or Eurodollar Advances.

“U.S.” and “United States” shall mean the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Uncommitted Line Facility” shall have the meaning set forth in the recitals to this Agreement.

“Uncommitted Line Facility Note” shall have the meaning set forth in the recitals to this Agreement.

“Wholly Owned Subsidiary” shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors’ qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or indirectly.

Section 1.2 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

Section 1.3 Other Definitional Terms. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

Section 1.4 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

ARTICLE II

[Intentionally Omitted]

ARTICLE III

TERM LOAN

Section 3.1 Commitment: Use of Proceeds.

(a) Subject to and upon the terms and conditions herein set forth, the Lender has made to Borrower on the Closing Date, the Term Loan in an aggregate amount of the Lender’s Term Loan Commitment. The Term Loan is a term loan and, therefore, Borrower shall not be entitled to obtain any further or additional Advances on the Term Loan after the Closing Date.

(b) The amount advanced on the Term Loan on the Closing Date shall be deemed to be an ABR Advance. The Term Loan shall, at the option of Borrower, be continued as, or converted into, part of one or more Borrowings that shall consist entirely of ABR Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing under the Term Loan shall in the case of Eurodollar Advances be not less than $5,000,000 or a greater integral multiple of $1,000,000, and in the case of ABR Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000, or in such lesser amount as shall then equal the outstanding balance of the Term Loan. At no time shall the number of Borrowings made as Eurodollar Advances then outstanding under this Article III exceed five; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from continuations, all Borrowings of ABR Advances under the Term Loan shall be considered as one Borrowing. The parties hereto agree that the aggregate principal balance of the Term Loan shall not exceed the Term Loan Commitment.

(c) The proceeds of the Term Loan shall be used solely for the following purposes:

(i) To repay in full the Uncommitted Line Facility on the Closing Date and a portion of the outstanding principal of the SunTrust Loan incurred in connection with the Arrowhead Acquisition;

(ii) To pay all transaction fees and expenses incurred in connection with this facility including any fees and costs and expenses, including attorneys’ fees, of the Lender, and, with the consent of the Lender, costs and expenses, including attorneys’ fees, of the Borrower.

Section 3.2 Term Note; Repayment of Principal.

(a) Borrower’s obligations to pay the principal of, and interest on, the Term Loan to the Lender shall be evidenced by the records of the Lender and by the Term Note payable to the Lender completed in conformity with this Agreement.

(b) All outstanding principal amounts under the Term Loan shall be due and payable in full on the Maturity Date.

Section 3.3 Payment of Interest.

(a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Term Loan from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (computed on the basis of a 360 day year for the actual number of days elapsed) equal to the:

(i) For ABR Advances - The Alternative Base Rate in effect from time to time; and

(ii) For Eurodollar Advances - The relevant Adjusted LIBO Rate plus one percent (1.0%).

(b) Interest on the Term Loan shall accrue from and including the date of funding of such Loan to the date of any repayment thereof. Interest on the Term Loan shall be payable on the last day of each Interest Period applicable thereto provided, however, if the Interest Period is longer than three (3) months, then the interest will be paid on the last day of each three (3) month period prior to the expiration of the applicable Interest Period, provided, further, if the Borrower has elected under Section 4.1(c) to convert any portion of the Term Loan into an ABR Advance, interest on all outstanding ABR Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower in each year. No further advances shall be made on the Term Loan from and after the initial advance made by the Lender to fully fund the Term Loan.

ARTICLE IV

GENERAL LOAN TERMS

Section 4.1 Funding Notices.

(a) Subject to the satisfaction in full of the terms and conditions herein, the Lender shall fully fund the Term Loan Commitment Closing Date.

(b) Whenever Borrower desires to convert one or more Borrowings of one Type into one or more Borrowings of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give Lender prior written notice of each such Borrowing to be converted or continued (a “Notice of Conversion/Continuation”), such Notice of Conversion/Continuation to be given prior to 11:00 A.M. (local time for the Lender) at its Lending Office (i) one (1) Business Day prior to the requested date of such Borrowing in the case of the continuation into an ABR Advance, and (ii) three (3) Business Days prior to the requested date of such Borrowing in the case of a continuation of or conversion into Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Borrowing to be converted or continued, the date of such conversion or continuation (which shall be a Business Day), whether the Borrowing is being converted into or continued as Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to continue such Borrowing as a Eurodollar Advance for the same interest Period then applicable to said Borrowing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

Section 4.2 Disbursement of Funds. The Lender will make available the amount of each Borrowing in immediately available funds to an account designated by Borrower to Lender in writing.

Section 4.3 Interest; Default, Payment and Determination. Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Term Loan, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue, at the interest rate otherwise applicable to said amount plus an additional two percent (2.0%) per annum.

Section 4.4 Interest Periods. In connection with the making or continuation of, or conversion into, each Eurodollar Advance, Borrower shall select an Interest Period to be applicable to such Eurodollar Advance, which Interest Period shall be a 1, 2 or 3 month period; provided that:

(a) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

(c) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (d) below, expire on the last Business Day of such calendar month; and

(d) No Interest Period shall extend beyond the Maturity Date.

Section 4.5 Fees.

(a) Borrower shall pay to Lender all fees and amounts separately agreed to in writing in that certain Fee Letter dated the Closing Date (as amended, restated or modified) by and between Borrower and Lender (the “Fee Letter”).

Section 4.6 Voluntary Prepayments of Borrowings.

(a) Borrower may, at its option, prepay Borrowings consisting of ABR Advances at any time in whole, or from time to time in part, in amounts aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower’s option, in whole, or from time to time in part, in aggregating $5,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, provided however, prepayment of Eurodollar Advances may only be made on the last day of an Interest Period applicable thereto.

(b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Lender of any intended prepayment of the Loan (i) not less than one (1) Business Day prior to any prepayment of ABR Advances, and (ii) not less than three (3) Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable.

(c) Borrower, when providing notice of prepayment pursuant to Section 4.6(b) shall designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that if any prepayment of Eurodollar Advances made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into ABR Advances.

(d) In the event any prepayments are made on the Term Loan, the Borrower shall not thereafter have any right to reborrow said amount under the Term Loan

Section 4.7 Payments, etc. Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (b) below, shall be made without notice, defense, set-off or counterclaim to the Lender, not later than 11:00 A.M. (local time for the Lender) on the date when due and shall be made in Dollars in immediately available funds to the Lender at the Lender’s Lending Office.

(a) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Note or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder. If applicable law requires the deduction or withholding of any Taxes from any such payment, then each Credit Party agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Note and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.7), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction, and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Lender within thirty days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower and a copy of any Tax return required by applicable law to report such payment. Borrower will indemnify and hold harmless the Lender and reimburse the Lender upon written request for the amount of any Indemnified Taxes paid or payable by Lender, or required to be deducted or withheld from a payment to Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment or liability by the Lender, absent manifest error, shall be final, conclusive and binding for all purposes.

(b) Subject to Section 4.4(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

(c) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed).

(d) Without duplication of, or limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse Lender for the payment of, any Other Taxes.

Section 4.8 LIBO Rate Not Ascertainable, Etc. In the event that the Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Lender’s position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBO Rate then, and in any such event, the Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination and a summary of the basis for such determination. Until the Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist (which Lender agrees to give as soon as conditions warrant), the obligations of the Lender to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, shall be suspended, and such affected Advances shall bear the same interest as ABR Advances.

Section 4.9 Illegality.

(a) In the event that the Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance in regard to any Loan has become unlawful by compliance by the Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower of such determination and a summary of the basis for such determination.

(b) Upon the giving of the notice to Borrower referred to in Subsection (a) above, (i) Borrower’s right to request and the Lender’s obligation to make Eurodollar Advances, shall be immediately suspended, and the Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as an ABR Advance, which ABR Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day’s written notice to the Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Eurodollar Advances expires.

Section 4.10 Increased Costs.

(a) If by reason of any Change in Law:

(i) the Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances, or the basis of taxation of payments to the Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the net income or profits of the Lender or its applicable Lending Office imposed by any jurisdiction);

(ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender’s applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on the Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

(iii) there shall be imposed on Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by Lender or participation therein; or

(iv) the Lender shall be subject to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Excluded Taxes);

and as a result thereof there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances), or there shall be a reduction in the amount received or receivable by the Lender or its applicable Lending Office, then Borrower shall from time to time, upon written notice from and demand by the Lender on Borrower pay to the Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by the Lender in good faith and accompanied by a statement prepared by the Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

(b) If the Lender determined that, because of the circumstances described in Section 4.10(a) or any other circumstances beyond the Lender’s reasonable control arising after the date of this Agreement affecting the Lender or the London interbank market or the Lender’s position in such markets, the Adjusted LIBO Rate, as determined by the Lender, will not adequately and fairly reflect the cost to the Lender of funding its Eurodollar Advances, then, and in any such event:

(i) The Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower;

(ii) Borrower’s right to request and the Lender’s obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances, shall be immediately suspended; and

(iii) The Lender shall make a Loan as part of any requested Borrowing of Eurodollar Advances, as an ABR Advance, which such ABR Advance shall, for all other purposes, be considered part of such Borrowing.

Section 4.11 Funding Losses. Borrower shall compensate the Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by the Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (a) if for any reason (other than a default by the Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Conversion (whether or not withdrawn); (b) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.9(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; or (c), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

Section 4.12 Assumptions Concerning Funding of Eurodollar Advances. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurodollar Advances, through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that the Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Section 4.13 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that the Lender shall have determined that a Change in Law regarding Capital Adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by the Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a Governmental Authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on the Lender’s capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender’s policies with respect to capital adequacy by an amount deemed by the Lender to be material), then within ten Business Days after written notice and demand by the Lender, Borrower shall from time to time pay to the Lender additional amounts sufficient to compensate the Lender for such reduction (but, in the case of outstanding ABR Advances, without duplication of any amounts already recovered by the Lender by reason of an adjustment in the applicable Alternate Base Rate). Each certificate as to the amount payable under this Section 4.13 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by the Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 4.14 Limitation on Certain Payment Obligations.

(a) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Section 4.7 no later than ninety (90) days after the earlier of (i) the date on which the Lender makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon the Lender for payment of such Taxes.

(b) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.11 and 4.12 no later than ninety (90) days after the event giving rise to the claim for indemnification or compensation occurs.

(c) The Lender shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.10 and 4.13 no later than ninety (90) days after the Lender or Lender receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

(d) In the event that the Lender fails to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender fail to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

Section 4.15 Change from One Type of Borrowing to Another. Subject to the limitations set forth in this Agreement, the Borrower shall have the right from time to time to change from one Type of Borrowing to another by giving appropriate Notice of Conversion/Continuation in the manner set forth in Section 4.1.

ARTICLE V

CONDITIONS TO BORROWINGS

The obligations of the Lender to make the Term Loan to Borrower on the Closing Date and to accept a conversation of one Type of Loan into another is subject to the satisfaction of the following conditions:

Section 5.1 Conditions Precedent to Advances. At the time of the making of the Term Loan hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to any such Advance (including, without limitation, Borrower’s obligations to reimburse the reasonable fees and expenses of counsel to the Lender and any fees and expenses payable to the Lender as previously agreed with Borrower), shall have been paid in full, and the Lender shall have received the following, in form and substance reasonably satisfactory in all respects to the Lender:

(a) The duly executed counterparts of this Agreement;

(b) The duly executed Term Note evidencing the Term Loan Commitment;

(c) Duly executed Certificate of Borrower in substantially the form which is reasonable acceptable to the Lender and appropriately completed;

(d) Duly executed Certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

(e) Duly executed Certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

(f) Certified copies of the certificate or articles of incorporation of each Credit Party certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

(g) Copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

(h) Certified copies of the Intercompany Credit Documents, to the extent that they exist;

(i) Certified copies of indentures, credit agreements, leases, capital leases, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 8.1(b), other than with respect to any such Indebtedness outstanding with the Lender, in any single case greater than $100,000;

(j) Certificates, reports and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy the Lender as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

(k) Certificates, reports, environmental audits and investigations, and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy the Lender as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

(l) Certificates, reports and other information as the Lender may reasonably request from any Consolidated Company in order to satisfy the Lender as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

(m) A summary, set forth in format and detail reasonably acceptable to the Lender, as the Lender may reasonably request, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

(n) The duly executed favorable opinion of in-house legal counsel to the Credit Parties, substantially in the form reasonably acceptable to Lender addressed to the Lender;

(o) Financial Statements of the Borrower, audited on a consolidated basis for the fiscal years ended on December 31, 2008, 2009 and 2010;

(p) Financial Statements of the Borrower, internally prepared and unaudited, on a consolidated basis for the three (3) month period ending September 30, 2011; and

(q) Evidence of repayment in full of the Uncommitted Line Facility and repayment of not less than $50,000,000 in principal of the SunTrust Loan.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the reasonable satisfaction of the Lender, as of the time the initial Loans are made hereunder:

(r) The Loan to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

(s) All corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Lender; and

(t) The status of all pending and threatened litigation (including products liability and patent claims) which might result in a Materially Adverse Effect, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Lender, and the Lender shall be satisfied with such status.

(u) There shall then exist no Default or Event of Default;

(v) All representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except to the extent that such representations and warranties expressly relate to an earlier date or are affected by transactions permitted under this Agreement);

(w) Since the date of the most recent financial statements of the Borrower described in Section 6.3 hereof, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect;

(x) There shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party’s ownership or operation of any portion of its business or assets, or to compel one or more Credit Parties to dispose of or hold separate all or any portion of its businesses or assets, where said action if successful would have a Materially Adverse Effect;

(y) The Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

(z) The Lender shall have received such other documents or legal opinions as the Lender may reasonably request, all in form and substance reasonably satisfactory to the Lender.

Section 5.2 Certification For Each Borrowing. Each Notice of Conversion/Continuation or any request for a Borrowing, and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of said notice or acceptance, as the case may be, that the applicable conditions specified in Section 5.1 have been satisfied or are true and correct, as the case may be.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants to Lender that:

Section 6.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Florida. Each Subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for Borrower and each Subsidiary as of the date of this Agreement is accurately described on Schedule 6.1.

Section 6.2 Corporate Authority. The execution and delivery by the Credit Parties of and the performance by Credit Parties of their obligations under the Credit Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Credit Parties and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Credit Parties, or any indenture, agreement or other instrument to which Credit Parties are a party or by which Credit Parties or any of their properties is bound, or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

Section 6.3 Borrower Financial Statements. Borrower has furnished Lender with the following financial statement, identified by the Treasurer or Chief Financial Officer of Borrower: consolidated balance sheets and consolidated statements of income, stockholders’ equity and cash flow as of and for the fiscal years ended on the last day in December, 2008, 2009 and 2010 certified by Deloitte & Touche, LLP, as applicable, and the three (3) month unaudited consolidated balance sheets and consolidated statements of income, stockholder equity and cash flow as and for the three (3) month period ended on September 30, 2011. Such financial statements (including any related schedules and notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show, in the case of audited statements, all liabilities, direct or contingent, of Borrower and its Subsidiaries, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of operations of Borrower and its Subsidiaries for the periods indicated therein. There has been no material adverse change in the business, condition or operations, financial or otherwise, of Borrower and its Subsidiaries since September 30, 2011.

Section 6.4 Tax Returns. Except as set forth on Schedule 6.4 hereto, each of Borrower and its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of Borrower and its Subsidiaries, are required to have been filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

Section 6.5 Actions Pending. Except as disclosed on Schedule 6.5 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which reasonably could be expected to result in any Materially Adverse Effect.

Section 6.6 Representations; No Defaults. At the time of each Borrowing, there shall exist no Default or Event of Default.

Section 6.7 Title to Properties. Each Credit Party has (a) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including all such real properties reflected in the consolidated balance sheet of each Credit Party herein above described (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except as set forth on Schedule 6.7 hereto or as permitted by Section 8.2, and (b) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other material properties and assets reflected in the consolidated balance sheet of each Credit Party hereinabove described (other than properties and assets disposed of in the ordinary course of business or sold in accordance with Section 8.3 below), subject to no Lien of any kind except as set forth on Schedule 6.7, hereto or as permitted by Section 8.2. Each Credit Party enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect. To the extent any Consolidated Company is required by applicable law to segregate or place in escrow any premiums or other similar payments, those amounts shall be kept in escrow and shall not be considered to be property of the Consolidated Company hereunder.

Section 6.8 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms, and the Note, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable as against all applicable Credit Parties, except as the enforceability of the Note and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor’s rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

Section 6.9 Consent. No Consent, permission, authorization, order or license of any governmental authority or Person is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents.

Section 6.10 Use of Proceeds; Federal Reserve Regulations. The proceeds of the Note will be used solely for the purposes specified in Section 3.1(c) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin security” or “margin stock” or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a “margin security” or “margin stock” or for any other purpose that might constitute this transaction a “purpose credit” within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

Section 6.11 ERISA.

(a) Identification of Certain Plans. Schedule 6.11 hereto sets forth all Plans of Borrower and its Subsidiaries in effect on the date of this Agreement;

(b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a Materially Adverse Effect;

(c) Liabilities. Neither the Borrower nor any Subsidiary is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect; and

(d) Funding. The Borrower and each ERISA Affiliate have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such nonpayment would not have a Material Adverse Effect. As of the date of this Agreement, no Plan has an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA) except as disclosed on Schedule 6.11. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Code, and no request for such waiver or extension is pending.

Section 6.12 Subsidiaries. Schedule 6.1 hereto sets forth each Subsidiary of the Borrower as of the date of this Agreement. All the outstanding shares of Capital Stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares are owned by Borrower or a Wholly Owned Subsidiary of Borrower free of any Lien.

Section 6.13 Outstanding Indebtedness. Except as set forth on Schedule 6.13 hereof, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, no Credit Party has outstanding any Indebtedness in an amount exceeding $250,000 except as permitted by Section 8.1 and as of the Closing Date there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto except as noted on Schedule 6.13.

Section 6.14 Conflicting Agreements. Except as set forth on Schedule 6.14 hereof, none of the Borrower or any of its Subsidiaries is a party to any contract or agreement or other burdensome restrictions or subject to any charter or other corporate restriction which could have a Materially Adverse Effect. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will except as set forth in Schedule 6.14 hereof, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than those in favor of the

Lender) pursuant to, the charter or By-Laws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject, and none of the Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Borrower or any of its Subsidiaries in an amount exceeding $250,000, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Note or contains dividend or redemption limitations on Capital Stock of Borrower, except for this Agreement and those matters listed on Schedule 6.14 attached hereto.

Section 6.15 Pollution and Other Regulations.

(a) Except as set forth on Schedule 6.15(a), each of the Borrower and its Subsidiaries has to the best of its knowledge complied in all material respects with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any material liability or potential material liability (including any liability relating to matters set forth on Schedule 6.15(a)), under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), the Federal Water Pollution Control Act, as amended (“FWPCA”), the Federal Clean Air Act, as amended (“FCAA”), and the Toxic Substance Control Act (“TSCA”), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

(b) Except as set forth on Schedule 6.15(b), as of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has received a written request for information under CERCLA, any other Environmental Laws or any comparable state law, or any public health or safety or welfare law or written notice that any such entity has been identified as a potential responsible party under CERCLA, and other Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Materials that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law.

(c) Except as set forth on Schedule 6.15(c), each of the Borrower and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental Laws and each such authorization is in full force and effect, except where the failure to do so would not have a Materially Adverse Effect.

(d) Each of Borrower and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Borrower will use its best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Borrower or any of its Subsidiaries may then be doing business, except where the failure to do so would not have a Materially Adverse Effect.

Section 6.16 Possession of Franchises, Licenses, Etc. Each of Borrower and its Subsidiaries possesses all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, (including specifically all insurance agency licenses) the failure of which to possess could have a Materially Adverse Effect and neither Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect.

Section 6.17 Patents, Etc. Except as set forth on Schedule 6.17, each of Borrower and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of Borrower or any of its Subsidiaries to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting Borrower or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code, which would in any case prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Materially Adverse Effect.

Section 6.18 Governmental Consent. Neither the nature of Borrower or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Credit Documents.

Section 6.19 Disclosure. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to Lender by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property or assets, financial condition or prospects of Borrower which has not been set forth in this Agreement or in the Credit Documents, certificates and written statements furnished to Lender by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

Section 6.20 Insurance Coverage. Each property of Borrower or any of its Subsidiaries is insured on terms acceptable to Lender for the benefit of Borrower or a Subsidiary of Borrower in amounts deemed adequate by Borrower’s management and no less than those amounts customary in the industry in which Borrower and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of Borrower or its Subsidiaries in the localities where such properties are located.

Section 6.21 Labor Matters. Except as set forth on Schedule 6.21, the Borrower and the Borrower’s Subsidiaries have experienced no strikes, labor disputes, slowdowns or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower, there are no such strikes, disputes, slowdowns or work stoppages threatened against any Borrower or any of Borrower’s Subsidiaries, the result of which could have a Materially Adverse Effect. The hours worked and payment made to employees of the Borrower and Borrower’s Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower and Borrower’s Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and Borrower’s Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

Section 6.22 Intercompany Loans; Dividends. The Intercompany Loans and the Intercompany Credit Documents, to the extent that they exist, have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general principles of equity. There are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on the Capital Stock, except as provided pursuant to Section 8.11 or 8.16 herein. Intercompany loans as of the Closing Date are described in Schedule 6.22.

Section 6.23 Burdensome Restrictions. Except as set forth on Schedule 6.23, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

Section 6.24 Solvency. Each Consolidated Company is solvent and able to pay its debts as and when they accrue and are due.

Section 6.25 SEC Compliance and Filings.

(a) Borrower is and shall remain in full and complete compliance with all applicable securities laws including, but not limited to, all requirements of the Exchange Act, to the extent applicable to the Borrower and its business.

(b) Borrower previously has furnished or made available to the Lender through the SEC’s EDGAR filing system accurate and complete copies of forms, reports, and documents filed by Borrower with the Securities and Exchange Commission (“SEC”) since December 31, 1993 (the “SEC Documents”), which include all reports, schedules, proxy statements, and registration statements filed or required to be filed by Borrower with the SEC since December 31, 1993. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in those documents are necessary to make the statements in those documents not misleading, in light of the circumstances in which they were made.

Section 6.26 Capital Stock of Borrower and Related Matters. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock or any warrants, options or other securities or rights directly or indirectly convertible into or exercisable or exchangeable for its Capital Stock.

Section 6.27 Material/Places of Business.

(a) The Places of Business identified in Schedule 6.27(a) hereof constitute all the Places of Business for the Consolidated Companies.

(b) The Material Places of Business identified in Schedule 6.27(b) hereof constitute all the Material Places of Business for the Consolidated Companies.

ARTICLE VII

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under either the Revolving Note or the Term Note that it will:

Section 7.1 Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, in each case where the failure to do so would reasonably be expected to have a Materially Adverse Effect.

Section 7.2 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law (including, without limitation, all insurance agency laws and the Environmental Laws, subject to the exception set forth in Section 7.7(f) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $1,000,000 in the aggregate) and material Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and material Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

Section 7.3 Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property on or before the date they are due, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

Section 7.4 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

Section 7.5 Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

Section 7.6 Insurance; Maintenance of Properties.

(a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of the Borrower and each of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such self-insurance and deductible provisions, as is customary for such companies under similar circumstances; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverage not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Lender, be excessive.

(b) Cause all properties used or useful in the conduct of each Consolidated Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

Section 7.7 Reporting Covenants. Furnish to the Lender:

(a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders’ equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche, LLP or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP, and where said financial statements are not consistently applied with the prior fiscal year statements and the impact of said difference;

(b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower (including the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders’ equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower’s fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Borrower’s fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of certain footnotes;

(c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Borrower (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 7.8 and Sections 8.1 through 8.4. In addition, along with said Compliance Certificate, the Borrower will furnish a quarterly report of all Funded Debt, in form reasonably acceptable to the Lender.

(d) Notice of Default. Promptly after Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

(e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof, in any case which reasonably might have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

(f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any Hazardous Material by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000.00 individually or in the aggregate;

(g) ERISA.

(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a “reportable event” described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a “reportable event” not subject to the provisions for thirty day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

(ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

(iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Consolidated Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

(iv) Upon the request of the Lender, promptly upon the filing thereof with the Internal Revenue Service (“IRS”) or the Department of Labor (“DOL”), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

(v) Upon the request of the Lender, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each MultiEmployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

(h) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens except as expressly required by Section 8.2;

(i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or any governmental or state agency, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

(j) Accountants’ Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower’s consolidated financial statements;

(k) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.23, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6.21;

(l) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Lender may reasonably request from time to time;

(m) Capital of Borrower.

(i) Notice of any sale of any Capital Stock by the Borrower, giving for each said transaction the name and address of the Persons involved and the Capital Stock involved.

(ii) Any documents, notices or other writings given by any Person owning Capital Stock in the Parent under any stockholders agreement by one or more Persons owning Capital Stock of the Borrower.

Section 7.8 Maintain the Following Financial Covenants.

(a) The Borrower shall have a Consolidated Net Worth as of the last day of each fiscal quarter (commencing with the fiscal quarter ended December 31, 2011) of not less than the sum of (i) 1,375,000,000 plus (ii) 50% of cumulative positive Consolidated Net Income (Loss) after December 31, 2011, plus (iii) 100% of net cash raised through contribution or issuance of new equity after December 31, 2011, less (iv) receivables from affiliates.

(b) The Borrower shall have a Fixed Charge Coverage Ratio as of the last day of each fiscal quarter (commencing with the fiscal quarter ended December 31, 2011) of not less than 2.50 to 1.00. (The Fixed Charge Coverage Ratio means, at the end of any such fiscal quarter, the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Rental Expense, both calculated for the period of four consecutive fiscal quarters then ended to (b) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated Rental Expense, both calculated for such period.)

(c) The Borrower shall have a ratio of Funded Debt as of the last day of each fiscal quarter (commencing with the fiscal quarter ended December 31, 2011) of the Borrower to Consolidated EBIDTA, for the period of four consecutive fiscal quarters of the Borrower ending with and including such fiscal quarter, not greater than 2.75 to 1.00.

Section 7.9 Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof, Borrower shall furnish the Lender a copy of any notice received by it, or any other Consolidated Company (a) from the holder(s) of Indebtedness referred to in Section 8.1 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000 where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (b) from any regulatory insurance agency or insurance company regarding any licenses or agreements regarding the business of the Consolidated Company and which could have a Materially Adverse Effect. Borrower agrees to take such actions as may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) in an amount exceeding $1,000,000 incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Lender simultaneously with the furnishing thereof to Borrower, and that such requirement may not be altered or rescinded without the prior written consent of the Lender.

Section 7.10 OFAC. The Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act regulations, as amended.

ARTICLE VIII

NEGATIVE COVENANTS

So long as the Term Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

Section 8.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

(a) Indebtedness under this Agreement;

(b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 8.1(b), together with all extensions, renewals and refinancings thereof; provided, however, any such extensions, renewals and refinancings shall not, without the written consent of the Lender, (x) increase any such Indebtedness or modify the terms of said Indebtedness on terms less favorable to the maker or obligor or (y) add any additional obligors;

(c) Purchase money indebtedness to the extent secured by a Lien permitted by Section 8.2(b) provided such purchase money indebtedness does not exceed $20,000,000.

(d) Unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business (whether now outstanding or hereafter arising or incurred) and either (i) not more than thirty (30) days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP and Indebtedness in the nature of contingent repayment obligations arising in the ordinary and normal course of business with respect to deposits and down payments;

(e) The Intercompany Loans described on Schedule 6.22 and any other loans between Consolidated Companies not exceeding individually at any time the amount of $1,000,000 and in the aggregate at any time the amount of $2,000,000 (excluding Intercompany Loans listed on Schedule 6.22)

(f) Any Intercompany Loans with Decus Holding (UK), Limited (UK), a London based company provided that the amount of such loans may not at any one time exceed the principal amount of $10,000,000.

(g) Unsecured, Subordinated Debt, not to exceed an aggregate amount of $25,000,000, and other Subordinated Debt in form and substance acceptable to the Lender and evidenced by its written consent thereto;

(h) Unsecured Indebtedness of (i) Borrower without any limitation of amount provided that the maturity of said Indebtedness is longer than the maturity of the Term Loan and (ii) any Subsidiary of Borrower in an aggregate amount for all such Indebtedness of all such Subsidiaries not to exceed $50,000,000 in principal amount at any time outstanding provided that the maturity of said Indebtedness is longer than the maturity of the Term Loan;

(i) Unsecured Indebtedness due under the 2004 Note Offering not to exceed at any time the aggregate principal amount of $200,000,000 and unsecured Indebtedness due under the 2006 Note Offering not to exceed at any time the aggregate principal amount of $200,000,000;

(j) Guaranteed Indebtedness of the Borrower for Insurance Company Payables;

(k) Guarantee of operating leases of Subsidiaries entered into by the Subsidiary in the normal and ordinary course of business, including operating leases for places of business and for equipment used in or in connection with that business; and

(l) Unsecured Indebtedness (including any refinancings thereof) up to $250,000,000 in principal under the SunTrust Loan incurred by the Borrower for the purpose of the Arrowhead Acquisition, Permitted Acquisitions and other general corporate purposes, and, with respect to which, said indebtedness has payment terms comparable to those of the Term Loan, unless otherwise agreed to by the Lender in its discretion, and, further, the holder of said other indebtedness enters into an inter-creditor agreement with the Lender on terms acceptable to both parties.

Section 8.2 Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired by any Credit Party to secure any Indebtedness other than:

(a) Liens existing on the date hereof and disclosed on Schedule 8.2, any renewal, extension or refunding of such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

(b) Any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed $20,000,000;

(c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

(d) Statutory Liens of landlords (excluding however any Material Places of Business) and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

(e) Liens incurred or deposits made in the ordinary course of business in connection with workers or workman’s compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

(f) Liens securing the Loan.

Section 8.3 Sales. Etc. Sell, lease, or otherwise dispose of its accounts, property or other assets (including Capital Stock of Subsidiaries); provided, however, that the foregoing restrictions on asset sales shall not be applicable to (a) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item, (b) other asset sales (including sales of the Capital Stock of Subsidiaries) between any of the Consolidated Companies, and (c) other asset sales (including sales of the Capital Stock of Subsidiaries) provided that no Default or Event of Default then exists or would arise by virtue of said sale and the sale price or the value of said sale (as reasonably determined by the Board of Directors of the selling Consolidated Company) for said sale is less than the greater of $20,000,000 or 10% of Consolidated EBITDA at that time.

Section 8.4 Mergers, Acquisitions, Etc. Merge or consolidate with any other Person, or acquire by purchase any other person or its assets; provided, however, that the foregoing restrictions on mergers shall not apply to (a) a Permitted Acquisition provided that notice of said pending Permitted Acquisition is given to the Lender along with a certification in form reasonably acceptable to Lender reasonably prior to said Permitted Acquisition that this Agreement has been complied with both before and after said Acquisition, (b) mergers between a Subsidiary of Borrower and Borrower where Borrower is the surviving corporation or between Subsidiaries of Borrower, or (c) mergers between a third party and the Borrower where the Borrower is the surviving corporation provided that said merger is a Permitted Acquisition; provided, however, that no transaction pursuant to clauses (a), (b), or (c) shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise arise as a result of such transaction.

Section 8.5 Investments, Loans. Etc. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

(a) Those investments referenced in Schedule 8.5.

(b) Investments in Subsidiaries, provided, however, nothing in this Section 8.5(b) shall be deemed to authorize an investment in any entity that is not a Subsidiary prior to such investment;

(c) Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

(d) Commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

(e) Time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by the Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

(f) Investments made by Plans;

(g) Permitted Intercompany Loans on terms and conditions acceptable to the Lender;

(h) Investments in stock or assets of another entity which thereby becomes a Subsidiary, in an aggregate amount not to exceed $5,000,000 in cash consideration, which transaction constitutes a Permitted Acquisition; and

(i) Advances made to employees in the ordinary and normal course of business consistent with past practice and for business purposes, and which advances are repaid by the employee within thirty (30) days.

Section 8.6 Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 8.7 Transactions with Affiliates. Except as otherwise approved in writing by the Lender:

(a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Wholly Owned Subsidiary), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

(b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

Section 8.8 Optional Prepayments. Make any payment in violation of the subordination provisions of any Subordinated Debt.

Section 8.9 Changes in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole.

Section 8.10 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including without limitation (a) establishing any such Plan, (b) amending any such Plan (except where required to comply with applicable law), (c) terminating or withdrawing from any such Plan, or (d) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Lender and the Required Lender, to the extent that such actions or failures could result in a Materially Adverse Effect.

Section 8.11 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (a) pay dividends or make any other distributions on such Consolidated Company’s stock, or (b) pay any indebtedness owed to Borrower or any other Consolidated Company, except in each case any consensual encumbrance or restriction existing under the Credit Documents, the 2004 Note Purchase Agreement, the 2006 Note Purchase Agreement, or Indebtedness described in Section 8.1(g) or Section 8.1(l) hereof (in each case, with respect to any such encumbrance or restriction relating to this Agreement and the other Credit Documents and the indebtedness and obligations evidenced hereunder and thereunder, as in effect as of the date hereof or as amended or supplemented in a manner acceptable to Lender).

Section 8.12 Actions Under Certain Documents. Without the prior written consent of the Lender (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Credit Documents (except that a loan between Consolidated Companies as permitted by Section 8.1 may be modified or amended so long as it otherwise satisfies the requirements of Section 8.1), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 8.1, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.

Section 8.13 Financial Statements; Fiscal Year. Borrower shall make no change in the dates of the fiscal year now employed for accounting and reporting purposes without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

Section 8.14 Change of Control. Allow or suffer to occur any change of control of the Borrower in violation of Section 9.10.

Section 8.15 No Issuance of Capital Stock. Without the prior written consent of the Lender permit any Subsidiary to issue any additional Capital Stock.

Section 8.16 No Payments on Subordinated Debt. Without the prior written consent of the Lender:

(a) The Borrower shall not make or cause any payment of principal to be made on the Subordinated Debt unless and until all Obligations due the Lender hereunder are paid in full;

(b) The Borrower shall not make or cause any payment of interest to be made on the Subordinated Debt except and only to the extent and only during the period of time permitted under the subordination provisions related thereto; and

(c) Upon the occurrence and continuation of an Event of Default and, as a result of which, the Lender has elected to exercise any of the remedies under Article IX, the Borrower shall not thereafter make or permit any payments of any nature whatsoever to be made on any Subordinated Debt.

Section 8.17 Insurance Business. Without the prior written consent of the Lender no Consolidated Company may engage in any business in the nature of an insurance company, in which the Consolidated Company assumes the risk as an insurer.

ARTICLE IX

EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

Section 9.1 Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make within five (5) Business Days after the due date thereof any payment of interest, fee or other amount payable hereunder;

Section 9.2 Covenants Without Notice. Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.8, or 8.1 through 8.17, or 10.2(b);

Section 9.3 Other Covenants. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.1 and 9.2, and, if capable of being remedied, such failure shall remain unremedied for thirty days after the earlier of (a) Borrower’s obtaining actual knowledge thereof, or (b) written notice thereof shall have been given to Borrower by Lender;

Section 9.4 Representations. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Lender by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

Section 9.5 Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $1,000,000 in the aggregate;

Section 9.6 Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $1,000,000 in the aggregate, or any other event shall occur in respect of Indebtedness exceeding $1,000,000 if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

Section 9.7 Bankruptcy. Any Consolidated Company, shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of sixty (60) days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

Section 9.8 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

(a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or Section 303 of ERISA; or

(b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Code or Section 306 or 307 of ERISA; or

(d) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

Section 9.9 Money Judgment. A Judgment or order for the payment of money in excess of $1,000,000 or otherwise having a Materially Adverse Effect shall be rendered against any other Consolidated Company, and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of sixty (60) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise). In regard to the foregoing, amounts which are fully covered by insurance shall not be considered in regard to the foregoing $1,000,000 limit.

Section 9.10 Change in Control of Borrower.

(a) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Persons set forth in Schedule 9.10 shall become the “beneficial owner(s)” (as defined in said Rule 13d-3 of the Exchange Act) of more than forty percent (40%) of the shares of the outstanding Capital Stock of Borrower entitled to vote for members of Borrower’s board of directors;

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (who qualify under any one of the following) (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) Any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

Section 9.11 Default Under Other Credit Documents. There shall exist or occur any “Event of Default” as provided under the terms of any other Credit Document (after giving effect to any applicable grace period), or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Credit Party, or at any time it is or becomes unlawful for any Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of any Credit Party under any Credit Document are not or cease to be legal, valid and binding on any such Credit Party;

Section 9.12 Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $1,000,000 in aggregate and is not removed, suspended or enjoined within thirty (30) days of the same being made or any suspension or injunction being lifted.

Section 9.13 Default Under Subordinated Loan Documents. An Event of Default occurs and is continuing under any Subordinated Debt;

Section 9.14 Material Adverse Effect. The occurrence of any Material Adverse Effect in the financial condition of any Consolidated Company or its business:

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Lender may by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against Borrower or any other Credit Party: (i) declare the Term Loan Commitment terminated whereupon the Term Loan Commitment of the Lender shall terminate immediately and any fees due under this Agreement shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower (iii) exercise such other remedies as are provided to the Lender under any other Credit Document; (iv) exercise such other rights as may be provided by applicable law; and (v) declare that all Obligations shall thereafter bear interest at the Default Rate; provided, that, if an Event of Default specified in Section 9.7 shall occur, the result which would occur upon the giving of written notice by the Lender to any Credit Party, as specified in clauses (i), (ii), (iii), (iv) or, (v) above, shall occur automatically without the giving of any such notice.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Lender and Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (b) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in the signature page hereto and the appropriate confirmation is received, or (c) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in the signature page hereto; provided that notices to the Lender shall not be effective until received.

Section 10.2 Amendments, Etc.

(a) No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Lender, affect the rights or duties of the Lender under this Agreement or under any other Credit Document.

(b) In the event that any of the terms or provisions of the SunTrust Loan and/or any of the agreements, documents or instruments executed in connection with or in furtherance thereof are amended, restated, supplemented or otherwise altered or modified in any manner at any time (and from time to time), the Lender shall have the right (but not the obligation) to require that the Borrower amend, restate or otherwise alter or modify the terms of any of this Agreement and/or the other Credit Documents in a manner consistent with and/or at least as favorable to Lender as such amendment, restatement, alteration or modification and the Borrower hereby agrees to promptly execute and deliver (or to cause the execution and delivery by its Subsidiaries, as appropriate) any documents or instruments and take any steps necessary to effectuate any such amendment.

Section 10.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender, would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender, any other or further action in any circumstances without notice or demand.

Section 10.4 Payment of Expenses, Etc. Borrower shall:

(a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Lender in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Lender with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lender);

(b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(a), pay and hold the Lender harmless from and against any and all present and future stamp, documentary, intangible and other similar Taxes with respect to this Agreement, the Note and any other Credit Documents, any collateral described therein, or any payments due thereunder, including interest and penalties and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission of Borrower to pay such Taxes; provided, however, nothing contained in this subsection shall obligate the Borrower to pay any taxes based on the overall income of the Lender; and

(c) indemnify the Lender, and its officers, directors, employees, representatives, affiliates, advisors and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses (including, without limitation, the fees, charges and disbursements of counsel or any Indemnitee (as defined below)) incurred by or asserted against any of them (whether or not any of them is designated a party thereto) (an “Indemnitee”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement and each other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is party thereto; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee’s gross negligence or willful misconduct or the breach by the Indemnitee of its obligations under this Agreement;

(d) without limiting the indemnities set forth in Subsection (c) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party’s ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lender with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lender). The indemnity permitted in this clause (d) shall (i) not apply as to any Indemnity to any costs or expenses in connection with any condition, suspected condition, threatened condition or alleged condition which first arises and occurs after said Indemnitee Lender succeeds to the ownership of, takes possession of or operates the business or any property of the Borrower or any of its Subsidiaries, and (ii) in the case of cleanup, investigative, closure and monitoring costs concerning or relating to Hazardous Materials or any Environmental Laws shall only apply after an Event of Default has occurred and is continuing provided that the Credit Party is then undertaking and fulfilling all its obligations under this Agreement and Environmental Laws with respect to said cleanup, investigation, closure and monitoring.

If and to the extent that the obligations of Borrower under this Section 10.4 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 10.5 Right of Set-Off. In addition to and not in limitation of all rights of offset that the Lender may have under applicable law, the Lender shall, upon the occurrence and during the continuance of any Event of Default and whether or not the Lender has made any demand or any Credit Party’s obligations are matured, have the right to appropriate and apply to the payment of any Credit Party’s obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final, other than escrow or trust accounts denoted as such) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender, whether or not related to this Agreement or any transaction hereunder. The Lender shall promptly notify Borrower of any offset hereunder.

Section 10.6 Benefit of Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lender except as otherwise provided in this Agreement.

(b) The Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of the Lender.

(c) The Lender may assign all or a portion of its interests, rights and obligations under this Agreement.

(d) The Lender may, without the consent of Borrower, sell participations to one or more of its Affiliate banks in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Note held by it).

(e) The Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to the Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Lender unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from the Lender or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

(f) The Lender may at any time assign all or any portion of its rights in this Agreement and the Note issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

(g) If (i) any Taxes referred to in Section 4.7(a) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to the Lender as a result thereof, (ii) the Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.10 or for its reduced rate of return pursuant to Section 4.16, or (iii) the Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to the Lender, such Lender shall assign, without recourse and without representations and warranties, all of its rights and obligations under this Agreement and the other Credit Documents to another lender selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender’s Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

Section 10.7 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA, OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND, TO THE EXTENT PERMITTED BY LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LITIGATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) BORROWER HEREBY IRREVOCABLY DESIGNATES THE PRESIDENT OF THE BORROWER, AS SO DESIGNATED FROM TIME TO TIME, AT THE ADDRESS SET FORTH ON THE BORROWER’S SIGNATURE PAGE TO THIS AGREEMENT AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTE OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT, TO THE EXTENT PERMITTED BY LAW, THE FAILURE OF BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 10.1.

(d) Nothing herein shall affect the right of the Lender or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

Section 10.8 Independent Nature of Lender’s Rights. The amounts payable at any time hereunder to the Lender shall be a separate and independent debt, and the Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and the Note, and it shall not be necessary for any other Person to be joined as an additional party in any proceeding for such purpose.

Section 10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.10 Effectiveness; Survival.

(a) This Agreement shall become effective on the date (the “Effective Date”) on which all of the parties hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Lender pursuant to Section 10.1.

(b) The obligations of Borrower intended to survive hereunder shall so survive payment in full of the Note provided, however, the obligations of the Borrower under Sections 4.7, 4.10, 4.11, 4.12, and 4.13 hereof shall survive for ninety (90) days after the earlier of payment in full of the Note or the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Note.

Section 10.11 Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.13 Change in Accounting Principles, Fiscal Year or Tax Laws. If (a) any preparation of the financial statements referred to in Section 7.7 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (b) there is any change in Borrower’s fiscal quarter or fiscal year, or (c) there is a material change in federal tax laws which materially affects any of the Consolidated Companies’ ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Lender agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies, financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

Section 10.14 Headlines Descriptive; Entire Arrangement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.15 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

Section 10.16 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and Lender agree that, should any provision of this Agreement or of the Note, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lender by Borrower under this Agreement.

Section 10.17 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

Section 10.18 No Incorporation into Note. This Agreement is expressly not incorporated by reference into the Note.

Section 10.19 Entire Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

Signature Page Follows

SIGNATURE PAGE TO TERM LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

BROWN & BROWN, INC.

Address for Notices:	By:
Cory T. Walker
220 South Ridgewood Avenue	Senior Vice President, Treasurer
Daytona Beach, Florida 23115-2412	and Chief Financial Officer
Attention: Cory T. Walker
Telephone No.: (386) 239-7250
Telecopy No.: (386) 239-7252

With a copy to: Laurel L. Grammig Chief Corporate Counsel BROWN & BROWN, INC. 3101 W. MLK Blvd., Ste. 400 Tampa, Florida 33607 Telephone No.: (813) 222-4277 Telecopy No.: (813) 222-4464

LENDER:

Address for Notices:	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

JPMorgan Chase Bank, National Association 10 S. Dearborn Street, Floor 9 Chicago, Illinois 60603	By:
Attention: Lana Skopcenko
Telephone: 312 325 3216
Telecopy: 312 386 7632

Schedule 6.1

ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES

Subsidiaries of the Borrower and Ownership of Subsidiary Stock

One hundred percent (100%) of the outstanding shares of Capital Stock of each direct subsidiary (that is, those companies listed without any symbol preceding them) are owned by Brown & Brown, Inc.

•

= indirect subsidiary, whose outstanding shares of Capital Stock (or, in the case of companies identified as limited liability companies, membership interests) are owned 100% by the direct subsidiary (company listed without any symbol preceding its name) listed above the name of such indirect subsidiary

•	= indirect subsidiary whose outstanding shares of Capital Stock are owned 100% by the indirect subsidiary (company with • symbol preceding its name) listed above the name of such indirect subsidiary

Acumen Re Management Corporation (DE)

Advocator Group Holding Company, Inc. (FL)

•	AG Insurance Services, LLC (FL)

•	Brown & Brown of Massachusetts, LLC (MA)

•	The Advocator Group, LLC (FL)

AFC Insurance, Inc. (PA)

Allocation Services, Inc. (FL)

American Specialty Insurance & Risk Services, Inc. (IN)

Apex Insurance Agency, Inc. (VA)

Arrowhead General Insurance Agency SuperHolding Corp. (DE)

•	Arrowhead General Insurance Agency Holding Corp. (DE)

•	Arrowhead General Insurance Agency, Inc. (MT)

•	AGIA Premium Finance Company, Inc. (CA)

•	Alexander Anthony Insurance, LLC (UT)

•	American Claims Management, Inc. (CA)

•	Superior Recovery Services, Inc. (CA)

•	Premier Interpreting & Transportation, Inc. (CA)

•	Investigation Solutions, Inc. (CA)

•	Independent Consulting & Risk Management Services, Inc. (CA)

•	Pacific Claims Service, Inc. (CA)

•	YouZoom Insurance Services, Inc. (CA)

Azure International Holding Co. (DE)

B&B Protector Plans, Inc. f/k/a Underwriters Services, Inc. (FL)

B&B TN Holding Company (DE)

•	Brown & Brown of Tennessee, Inc. (TN)

Braishfield Associates, Inc. (FL)

•	Braishfield Associates of New York, Inc. (NY)

Brown & Brown Agency of Insurance Professionals, Inc. (OK)

•	Graham-Rogers, Inc. (OK)

Brown & Brown Disaster Relief Foundation (FL non-profit)

Brown & Brown Insurance Agency of Virginia, Inc. (VA)

Brown & Brown Insurance of Arizona, Inc. (AZ)

•	Brown & Brown of New Mexico, Inc. (NM)

Brown & Brown Insurance of Georgia, Inc. (GA)

Brown & Brown Insurance of Nevada, Inc. (NV)

Brown & Brown Insurance Services of California, Inc. f/k/a Brown & Brown of Northern California, Inc. (CA)

•	Brown & Brown Insurance Brokers of Sacramento, Inc. (CA)

Brown & Brown Lone Star Insurance Services, Inc. f/k/a Brown & Brown Insurance Services of San Antonio, Inc. (TX)

Brown & Brown Metro, Inc. (NJ)

Brown & Brown of Arkansas, Inc. (AR)

Brown & Brown of Bartlesville, Inc. (OK)

Brown & Brown of Central Michigan, Inc. (MI)

Brown & Brown of Central Oklahoma, Inc. (OK)

Brown & Brown of Colorado, Inc. (CO)

Brown & Brown of Connecticut, Inc. (CT)

Brown & Brown of Delaware, Inc. (DE)

Brown & Brown of Detroit, Inc. f/k/a Alcos, Inc. (MI)

Brown & Brown of Florida, Inc. f/k/a & B Insurance Services, Inc. (FL)

•	Axiom Re, Inc. (FL)

•	Brown & Brown of Garden City, Inc. f/k/a Ernest Smith Insurance Agency, Inc. (FL)

•	Halcyon Underwriters, Inc. (FL)

•	MacDuff Underwriters, Inc. (FL)

•	MacDuff America, Inc. (FL)

Brown & Brown of Illinois, Inc. (IL)

Brown & Brown of Iowa, Inc. (IA)

Brown & Brown of Kentucky, Inc. (KY)

Brown & Brown of Louisiana, Inc. (LA)

Brown & Brown of Michigan, Inc. (MI)

Brown & Brown of Minnesota, Inc. (MN)

Brown & Brown of Missouri, Inc. (MO)

Brown & Brown of New Hampshire, Inc. (NH)

Brown & Brown of New Jersey, Inc. (NJ)

•	Brown & Brown of Lehigh Valley, Inc. (PA)

Brown & Brown of New York, Inc. (NY)

Brown & Brown of North Dakota, Inc. (ND)

Brown & Brown of Northern California, Inc. (CA)

Brown & Brown of Northern Illinois, Inc. f/k/a John Manner Insurance Agency, Inc. (DE)

Brown & Brown of Ohio, Inc. (OH)

•	Brown & Brown of Indiana, Inc. (IN)

•	Brown & Brown of Southwest Indiana, Inc. (IN)

Brown & Brown of Pennsylvania, Inc. (PA)

Brown & Brown of South Carolina, Inc. (SC)

Brown & Brown of the West, Inc. f/k/a CITA Insurance Brokers, Inc. (CA)

Brown & Brown of Washington, Inc. (WA)

•	International E&S Insurance Brokers, Inc. f/k/a Azure VI Merger Co. (CA)

Brown & Brown of West Virginia, Inc. (WV)

Brown & Brown of Wisconsin, Inc. (WI)

Brown & Brown Program Insurance Services of California, Inc. (CA)

Brown & Brown Realty Co. (DE)

CC Acquisition Corp. (FL)

Colonial Claims Corporation (FL)

Conduit Insurance Managers, Inc. (TX)

ECC Insurance Brokers, Inc. (IL)

ELOHSSA, Inc. (FL)

Energy & Marine Underwriters, Inc. (LA)

Healthcare Insurance Professionals, Inc. (TX)

Hull & Company, Inc. (FL)

•	Hull & Company of New York, Inc. (NY)

Industry Consulting Group, Inc. f/k/a ICG Acquisition Corp. (FL)

Lancer Claims Services, Inc. (NV)

Madoline Corporation (FL)

•	Florida Intracoastal Underwriters, Limited Co. (FL)

Monarch Management Corporation (KS)

Pacific Merger Corp. (DE)

Payease Financial, Inc. (OK)

Peachtree Special Risk Brokers, LLC (GA)

•	Peachtree Special Risk Brokers of New York, LLC (NY)

Preferred Governmental Claim Solutions, Inc. (FL)

Proctor Financial, Inc. (MI)

Program Management Services, Inc. (FL)

Public Risk Underwriters, Inc. (F)

•	Public Risk Underwriters Insurance Services of Texas, LLC (TX)

•	Public Risk Underwriters of Florida, Inc. (FL)

•	Public Risk Underwriters of Georgia, Inc. (GA)

•	Public Risk Underwriters of Illinois, LLC (IL)

•	Public Risk Underwriters of Indiana, Inc. (IN)

•	Public Risk Underwriters of New Jersey, Inc. (NJ)

•	Public Risk Underwriters of the Northwest, Inc. (WA)

Risk Management Associates, Inc. (FL)

Title Pac, Inc. (OK)

Schedule 6.4

TAX FILINGS AND PAYMENTS

-NONE-

Schedule 6.5

CERTAIN PENDING AND THREATENED LITIGATION

-NONE-

Schedule 6.7

LIENS ON BORROWER ASSETS

-NONE-

Schedule 6.11

EMPLOYEE BENEFIT MATTERS

-NONE-

Schedule 6.13

OUTSTANDING DEBT AND DEFAULTS

Brown & Brown, Inc.
Long Term Debt Schedule - Lead Schedule	29-Dec-11
30-Nov-11

Branch	Date of Note	Creditor	Balance 11/30/11
Long-Term Credit Agreement:
Corporate	06/28/04	SunTrust LOC	—
Corporate	07/15/04	Variable Annuity - Series B - (RB-1)	32,500,00.00
Corporate	07/15/04	US Life - Series B - (RB-2)	7,500,000.00
Corporate	07/15/04	American Int’l life - Series B - (RB-3)	5,000,000.00
Corporate	07/15/04	AIG Life - Series B - (RB-4)	5,000,000.00
Corporate	07/15/04	New York Life - Series B - (RB-5)	9,500,000.00
Corporate	07/15/04	New York Life 2 - Series B - (RB-6)	5,000,000.00
Corporate	07/15/04	New York Life 3 - Series B - (RB-7)	500,000.00
Corporate	07/15/04	Prudential - Series B - (RB-8)	10,500,000.00
Corporate	07/15/04	Hare & Co. - Series B - (RB-9)	3,850,000.00
Corporate	07/15/04	American Bankers - Series B - (RB-10)	2,000,000.00
Corporate	07/15/04	American Memorial - Series B - (RB-11)	2,000,000.00
Corporate	07/15/04	Fortis Insurance - Series B - (RB-12)	1,150,000.00
Corporate	07/15/04	John Alden Life - Series B - (RB-13)	1,500,000.00
Corporate	07/15/04	Phoenix Life - Series B - (RB-14)	4,000,000.00
Corporate	07/15/04	PHL - Series B - (RB-15)	500,000.00
Corporate	07/15/04	PHL 2 - Series B - (RB-16)	1,500,000.00
Corporate	07/15/04	Life Ins. Of the SW - Series B - (RB-17)	6,000,000.00
Corporate	07/15/04	Assurity Life Insurance Company - Series B - (RB-18)	2,000,000.00
Corporate	12/22/06	Prudential Managed - Series C - (RC-1)	11,300,000.00
Corporate	12/22/06	PRIAC - Series C (RC-2)	12,500,000.00
Corporate	12/22/06	Prudential - Series C - (RC-3)	1,200,000.00
Corporate	02/01/08	The Prudential Insurance Company - Series D - (RD-1)	12,500,000.00
Corporate	02/01/08	The Prudential Insurance Company - Series D - (RD-2)	82,655,000.00
Corporate	02/01/08	How & Co. Series D - (RD-3)	3,250,000.00
Corporate	09/15/11	The Prudential Insurance Company of America - Series E (RE-1)	4,330,000.00
Corporate	09/15/11	The Prudential Insurance Company of America - Series E (RE-2)	82,655,000.00
Corporate	09/15/11	Prudential Retirement Insurance and Annuity Company - Series E - (RE-3)	3,250,000.00
Corporate	09/15/11	Prudential Retirement Guaranteed Cost Business Trust - Series E - (RE-4)	3,100,000.00
Corporate	09/15/11	Pruco Life Insurance Company of New Jersey - Series E - (RE-5)	3,675,000.00
Corporate	09/15/11	MTL Insurance Company - Series E - (RE-6)	3,000,000.00

Sub-Total			$250,000,000
Acquisitions:
Atlanta	07/02/10	Eberhart & Company Insurors, Inc.	66,666.67
Plymouth Meeting	10/01/10	Greystone Benefits (Daniel McCormick)	168,197.99
Syracuse	12/08/10	Ladd’s Agency (Indemnity Holdback)	245,964.08
Syracuse	12/08/10	Ladd’s Agency (Martino Holdback)	70,000.00
Portland	01/11/11	Nies Insurance Agency, Inc.	549,507.36
Seattle-Balcos	07/11/11	Combined Insurance Service Corp.	74,600.00
Saginaw	09/01/11	Public Employee Benefits Solutions, LLC	570,000.00

Sub-Total			$1,744,936.10

Total Debt			$251,744,936.10

Schedule 6.14

CONFLICTING AGREEMENTS

-NONE-

Schedule 6.15(a)

ENVIRONMENTAL COMPLIANCE

-NONE-

Schedule 6.15(b)

ENVIRONMENTAL NOTICES

-NONE-

Schedule 6.15(c)

ENVIRONMENTAL PERMITS

-NONE-

Schedule 6.17

PATENT, TRADEMARK, LICENSE, AND OTHER INTELLECTUAL PROPERTY MATTERS

-NONE-

Schedule 6.21

LABOR AND EMPLOYMENT MATTERS

-NONE-

Schedule 6.22

INTERCOMPANY LOANS

-NONE-

Schedule 6.23

BURDENSOME RESTRICTIONS

-NONE-

Schedule 6.27(a)

PLACES OF BUSINESS

12/29/2011	Page 1 of 13

Brown & Brown, Inc.

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
ARKANSAS (AR)
124 Little Rock		2120 Riverfront Drive	Suite 200	Little Rock		AR	72202
559 Northwest Arkansas		1479 Executive Place	Suite A	Springdale		AR	72762
130 Russellville	P.O. Box 40 (zip 72811)	706 W. Main		Russellville		AR	72801

			Locations within ARKANSAS		3
			Profit Centers within ARKANSAS		3

ARIZONA (AZ)
408 Big Sky Underwriters		6202 East McKellips #40		Mesa		AZ	85215
83 Phoenix	P.O. Box 2800	2800 N. Central Ave	Suite 1600	Phoenix		AZ	85002
91 Prescott	Caller Box 4560 (zip 86304)	1579 W.Gurley Street	Suite A	Prescott		AZ	86305

			Locations within ARIZONA		3
			Profit Centers within ARIZONA		3

CALIFORNIA (CA)
133 CalSurance	P.O. Box 7048, (zip 92863-7048)	681 S. Parker Street	Suite 300	Orange		CA	92868-4719
552 CITA Insurance Svcs	P.O. Box 7048, (zip 92863-7048)	681 S. Parker Street	Suite 200	Orange		CA	92868-4719
584 Connect		One Kaiser Plaza	Suite 1101	Oakland		CA	94612
421 Hull-Newport Beach		1600 Dove Street	Suite 315	Newport Beach		CA	92660
423 Hull-Stockton		2389 W. March Lane	Suite 200	Stockton		CA	95207
115 Novato		9 Commercial Blvd	Suite 100	Novato		CA	94949
583 Oakland		One Kaiser Plaza	Suite 1101	Oakland		CA	94612
583 Oakland		3697 Mt. Diablo Blvd.	Suite 100	Lafayette		CA	94549
583 Oakland		3554 Round Barn Blvd.	Suite 309	Santa Rosa		CA	95403
132 Orange County	P.O. Box 6989 (zip 92863)	500 N. State College Blvd.	Suite 400	Orange		CA	92868
576 Rocklin		5750 West Oaks Boulevard	Suite 140	Rocklin		CA	95765
576 Rocklin		535 Menlo Drive	Suite B	Rocklin		CA	95765
142 Santa Barbara		1025 Chapala Street		Santa Barbara		CA	93101
142 Santa Barbara		30851 Agoura Rd.	Suite 205	Agoura Hills		CA	91301
542 Stockton		1330 W. Fremont St.		Stockton		CA	95203
541 Woodland Hills		21051 Warner Center Lane	Suite 210	Woodland Hills		CA	91367

			Locations within CALIFORNIA		14
			Profit Centers within CALIFORNIA		12

12/29/2011	Brown & Brown, Inc.	Page 2 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
COLORADO (CO)
275 Colorado Springs		101 North Cascade	Suite 410	Colorado Springs		CO	80903
267 Denver		1660 South Albion Street	Suite 525	Denver		CO	80222
266 Ft. Collins	P.O. Box 2226 (zip 80522)	125 S.Howes, 5th Floor		Ft. Collins		CO	80521
491 Hull-Denver		8400 East Prentice Ave.	Suite 535	Greenwood Village		CO	80111-3257
432 Hull-Lincoln		8400 East Prentice Ave.	Suite 535	Greenwood Village		CO	80111
563 Protocols		1350 Independence St.		Lakewood		CO	80215
578 PSR-Denver		8400 East Prentice Ave.	Suite 535	Greenwood Village		CO	80111
272 Steamboat Springs	P.O. Box 775043 (zip 80477)	675 Snapdragon Way	Suite 200	Steamboat		CO	80487

			Locations within COLORADO		6
			Profit Centers within COLORADO		8

CONNECTICUT (CT)
191 Axiom Re		10 Bay Street		Westport		CT	06880
102 Hartford	P.O. Box 50 (zip 06050)	55 Capital Blvd.	Suite 102	Rocky Hill		CT	06067
102 Hartford		65 Boston Post Road		Waterford		CT	06385
583 Oakland		384C Merrow Road		Tolland		CT	06084

			Locations within CONNECTICUT		4
			Profit Centers within CONNECTICUT		3

DELAWARE (DE)
526 B&B Private Client Gr		200 Continental Drive	Suite 402	Newark		DE	19713

			Locations within DELAWARE		1
			Profit Centers within DELAWARE		1

12/29/2011	Brown & Brown, Inc.	Page 3 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City	State	Zip Code
FLORIDA (FL)
176 Braishfield		2966 Commerce Park Drive		Orlando	FL	32819
44 Brevard		7341 Office Park Place	Suite 202A	Melbourne	FL	32940
74 Brooksville	P.O. Box 548 (zip 34605-0548)	273 North Broad Street		Brooksville	FL	34601
549 Columbia		3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
549 Columbia		404 Kelly Plantation Drive	Unit 106	Destin	FL	32541
543 CPA Protector Plan		3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
33 Daytona	P.O. Box 2412 (zip 32115)	220 S. Ridgewood Avenue		Daytona Beach	FL	32114-2412
5 Dental		3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
404 DVUA New Jersey		780 Carillon Parkway	Suite 200	St. Petersburg	FL	33716
532 Evergreen Re		1000 SE Monterey Commons Blvd.	Suite 301	Stuart	FL	34996
94 FIU		1600 Sawgrass Corporate Parkway	Suite 200	Sunrise	FL	33323
53 Ft, Lauderdale	P.O. Box 5727 (zip 33310-5727)	1201 West Cypress Creek Road	Suite 130	Ft. Lauderdale	FL	33309-2366
45 Ft, Myers		3820 Colonial Blvd.	Suite 200	Ft. Myers	FL	33966
68 Halcyon		2600 Lake Lucien Drive	Suite 304	Maitland	FL	32751-7234
566 Homestead		1780 North Krome Avenue		Homestead	FL	33030
566 Homestead		31 Ocean Reef Drive	Suite B-201	Key Largo	FL	33037
566 Homestead		103400 Overseas Highway	Suite 238	Key Largo	FL	33037
411 Hull-Ft. Lauderdale		800 Carillon Parkway	Suite 150	St. Petersburg	FL	33716
411 Hull-Ft. Lauderdale		2150 S. Andrews Avenue		Ft. Lauderdale	FL	33316
416 Hull-Jacksonville		8381 Dix Ellis Trail	Suite 100	Jacksonville	FL	32256
412 Hull-Tampa Bay		800 Carillon Parkway	Suite 150	St. Petersburg	FL	33716
70 Jacksonville		10151 Deerwood Park Blvd., Bldg. 100	Suite 100	Jacksonville	FL	32256
7 Lawyers		3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
72 Leesburg	P.O. Box 491636	900 N. 14th Street		Leesburg	FL	34748
69 MacDuff-Daytona		1717 North Clyde Morris Blvd	Suite 120	Daytona Beach	FL	32117-5532
50 Miami		14900 NW 79th Court	Suite 200	Miami Lakes	FL	33016
55 Monticello	P.O. Box 569 (zip 32345)	1020 W. Washington Street		Monticello	FL	32344
46 Naples		999 Vanderbilt Beach Road	Suite 507	Naples	FL	34108
43 Naples-Benefits		999 Vanderbilt Beach Road	Suite 509	Naples	FL	34108
417 Natl Risk Solutions		800 Carillon Parkway	Suite 150	St. Petersburg	FL	33716
194 NuQuest		280 Wekiva Springs Rd.	Suite 3050	Longwood	FL	32779
39 Ocala		47 S.W. 17th Street		Ocala	FL	34471
6 Optometric		3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
36 Orlando		2600 Lake Lucien Drive	Suite 330	Maitland	FL	32751-7234
297 Panama City		647 Luverne Ave.		Panama City	FL	32401
107 PGCS		100 Australian Ave.	Suite 200	West Palm Beach	FL	33406
107 PGCS		615 Crescent Executive Court	Suite 600	Lake Mary	FL	32746
105 Pinellas	P.O. Box 2456 (zip 33757-2456)	83 Park Place Blvd	Suite 101	Clearwater	FL	33759
179 PRIA	P.O. Box 2416 (zip 32115)	220 S. Ridgewood Avenue	Suite 210	Daytona Beach	FL	32114-2416

12/29/2011	Brown & Brown, Inc.	Page 4 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City	State	Zip Code
FLORIDA (FL)
8 Professional Service Plan		3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
563 Protocols		10249 Old Tampa Bay Drive		San Antonio	FL	33576
101 PRSG	P.O. Box 5727	5900 N. Andrews Avenue	Suite 401	Ft. Lauderdale	FL	33309
502 PSR-Boca Raton		621 NW 53rd Street	Suite 385	Boca Raton	FL	33487
504 PSR-St.Pete		780 Carillon Parkway	Suite 200	St. Petersburg	FL	33716
48 Public Risk U/W		615 Crescent Executive Court	Suite 600	Lake Mary	FL	32746
40 Sarasota		1819 Main Street	Suite 510	Sarasota	FL	34236
418 Sigma Underwriting		4000 Hollywood Blvd.	Suite 625 South To	Hollywood	FL	33021
75 Tallahassee	P.O. Box 13769 (zip 32317-3769)	3520 Thomasville Road	Suite 500	Tallahassee	FL	32309
13 Tampa	P.O. Box 15519 (zip 33684)	3101 West Dr. Martin Luther King Jr. Blvd.	Suite 400	Tampa	FL	33607
67 USIS		140 Alexandria Blvd.	Suite H	Oviedo	FL	32765
67 USIS	P.O. Box 616648 (zip 32861)	5728 Major Blvd.	Suite 450	Orlando	FL	32819
574 Vero Beach		2911 Cardinal Drive		Vero Beach	FL	32963
54 West Palm Beach		1401 Forum Way	Suite 400	West Palm Beach	FL	33401-2324

			Locations within FLORIDA 40 Profit Centers within FLORIDA 47

GEORGIA (GA)
85 Atlanta		3483 Satellite Blvd.	Suite 100	Duluth	GA	30096
532 Evergreen Re		1950 Drummond Pond Rd		Alpharetta	GA	30004
482 Hull-North Carolina		2405 Kennedy Lane		Marietta	GA	30060
168 Marietta		1234 Powers Ferry Road SE	Suite 102	Marietta	GA	30067-5486
148 Norcross		4725 Peachtree Corners Circle	Suite 370	Norcross	GA	30092
148 Norcross		4730 Hammond Industrial Dr.	Suite 100	Cummings	GA	30041
501 PSR-Atlanta		3525 Piedmont Road NE	Suite 415	Atlanta	GA	30305
47 PSR-Stockbridge		303 Corporate Center Drive	Suite 300A	Stockbridge	GA	30281
87 Rome, GA		901 N. Broad Street	Suite 200	Rome	GA	30161
67 USIS		Nine Dunwoody Park	Suite 106	Atlanta	GA	30338

			Locations within GEORGIA 10 Profit Centers within GEORGIA 9
HAWAII (HI)
471 Hull-Hawaii		3375 Koapka Street	Suite D136	Honolulu	HI	96819

			Locations within HAWAII 1 Profit Centers within HAWAII 1

12/29/2011	Brown & Brown, Inc.	Page 5 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City	State	Zip Code
ILLINOIS (IL)
198 APEX		111 West Jackson Blvd.	Suite 1502	Chicago	IL	60604
191 Axiom Re		941 North Plum Grove Rd	Suite B	Schaumburg	IL	60173
175 ECC Ins. Brokers		1211 W. 22nd Street	Suite 512	Oak Brook	IL	60523
195 Ideal		100 West 22nd Street	Suite 115	Lombard	IL	60148
129 Joliet		220 N. Larkin Ave.		Joliet	IL	60435
184 Lisle		2300 Cabot Drive	Suite 100	Lisle	IL	60532
579 PSR-Chicago		1211 W. 22nd Street	Suite 512	Oak Brook	IL	60523

			Locations within ILLINOIS 6
			Profit Centers within ILLINOIS 7

INDIANA (IN)
173 American Specialty	P.O. Box 309	142 North Main Street		Roanoke	IN	46783-0309
186 Downey	P.O. Box 1247	302 South Reed Road		Kokomo	IN	46901
62 Indianapolis		1832 South Plate St.		Kokomo	IN	46902
62 Indianapolis		507 N. Main St.	Suite D	Kokomo	IN	46901
62 Indianapolis		11555 N. Meridian Street	Suite 220	Carmel	IN	46032
62 Indianapolis		414 West High St.		Elkhart	IN	46516
155 Owensboro		8788 Ruffian Lane		Newburgh	IN	47630

			Locations within INDIANA 7
			Profit Centers within INDIANA 4

KANSAS (KS)
196 Monarch Mgmt. Corp.		1240 S.W. Oakley		Topeka	KS	66604-1637

			Locations within KANSAS 1
			Profit Centers within KANSAS 1

KENTUCKY(KY)
549 Columbia		724 N. Main Street		Franklin	KY	42135
549 Columbia		132 Public Square		Columbia	KY	42728
516 Lexington		1019 Majestic Drive	Suite 310	Lexington	KY	40513
529 Louisville		13101 Magisterial Drive	Suite 200	Louisville	KY	40223
155 Owensboro	P.O. Box 1627	1925 Frederica Street		Owensboro	KY	42302

			Locations within KENTUCKY 5
			Profit Centers within KENTUCKY 4

12/29/2011	Brown & Brown, Inc.	Page 6 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
LOUISIANA (LA)
561 Alexandria	PO Box 5545 (zip 71307-5545)	4615 Parliament Street	Suite 200	Alexandria		LA	71303
561 Alexandria		1131 Pithon Street		Lake Charles		LA	70601
110 Baton Rouge		7444 Picardy Avenue		Baton Rouge		LA	70808
464 Hull-Louisiana		3850 N. Causeway Blvd.	Suite 710	Metairie		LA	70002
88 Lafayette	P.O. Box 81248 (zip 70598)	102 Asma Blvd.	Suite 300	Lafayette		LA	70508
88 Lafayette	P.O. Box 398	1111 Crescent Ave.		Lockport		LA	70374
528 New Orleans		1555 Poydras Street	Suite 1700	New Orleans		LA	70112
528 New Orleans		3840 Highway 22		Mandeville		LA	70471
563 Protocols		218 Rue Chardonnay		Abita Springs		LA	70420
156 PSR-Louisiana		3850 N. Causeway Blvd.	Suite 710	Metairie		LA	70002

			Locations within LOUISIANA		9
			Profit Centers within LOUISIANA		7

MASSACHUSETTS (MA)
565 Advocator Group		101 Edgewater Drive	Suite 260	Wakefield		MA	01880
532 Evergreen Re		181 Wells Ave.		Newton		MA	02459
169 Merrimack	P.O. Box 1497	3 Hollis Street		Pepperell		MA	01463
572 Newton		181 Wells Ave.		Newton		MA	02459
572 Newton		1 Constitution Center		Charlestown		MA	02129

			Locations within MASSACHUSETTS		4
			Profit Centers within MASSACHUSETTS		4

MICHIGAN (Ml)
535 Fenton		1190 Torrey Road		Fenton		Ml	48430-3326
166 Proctor		200 Kirts Blvd.	Suite 100	Troy		Ml	48084
577 Saginaw		1605 Concentric Boulevard	Suite 1	Saginaw		Ml	48604
511 Sterling Heights	P.O. Box 8029	35735 Mound Road		Sterling Heights		Ml	48311-8029

			Locations within MICHIGAN		4
			Profit Centers within MICHIGAN		4

MINNESOTA (MN)
532 Evergreen Re		7401 Metro Blvd.	Suite 505	Edina		MN	55439
174 Minneapolis-Mankato		7301 Ohms Lane	Suite 210	Edina		MN	55439-2369
174 Minneapolis-Mankato		530 West Pleasant Street	Suite 100	Mankato		MN	56001-2369

			Locations within MINNESOTA		3
			Profit Centers within MINNESOTA		2

12/29/2011	Brown & Brown, Inc.	Page 7 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
MISSOURI (MO)
77 Parcel Insurance Plan	P.O. Box 66708	9666 Olive Blvd.	Suite 200	Olivette		MO	63132

			Locations within MISSOURI		1
			Profit Centers within MISSOURI		1

MONTANA (MT)
408 Big Sky Underwriters		940 Jensen Road		Columbia Falls		MT	59912
408 Big Sky Underwriters		2432 Kemp Street	Suite A	Missoula		MT	59801-7588
408 Big Sky Underwriters		1315 4th Avenue East		Kalispell		MT	59901

			Locations within MONTANA		3
			Profit Centers within MONTANA		1

NORTH CAROLINA (NC)
191 Axiom Re		940 Golf House Road West		Whitsett		NC	27377
482 Hull-North Carolina		14120 Ballantyne Corporate Place	Suite 525	Charlotte		NC	28277
503 PSR-Charlotte		14120 Ballantyne Corporate Place	Suite 525	Charlotte		NC	28277
210 Rochester		940 Golf House Road West		Whitsett		NC	27377

			Locations within NORTH CAROLINA		2
			Profit Centers within NORTH CAROLINA		4

NEW HAMPSHIRE (NH)
169 Merrimack	P.O. Box 979	93 Washington St.		Dover		NH	03820
169 Merrimack	P.O. Box 1510	309 Daniel Webster Highway		Merrimack		NH	03054
563 Protocols		141 Fairmount Avenue		Manchester		NH	03104

			Locations within NEW HAMPSHIRE		3
			Profit Centers within NEW HAMPSHIRE		2

12/29/2011	Brown & Brown, Inc.	Page 8 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
NEW JERSEY (NJ)
145 Acumen RE		307 Fellowship Road	Suite 314	Mt. Laurel		NJ	08054
513 Benefit Advisors		1129 Broad Street	Suite 7	Shrewsbury		NJ	07702
513 Benefit Advisors		80 Lambert Lane	Suite 140	Lambertville		NJ	08530
513 Benefit Advisors		711 East Main Street		Morestown		NJ	08057
513 Benefit Advisors		7 Regent Street		Livingston		NJ	07039
513 Benefit Advisors		430 Mountain Ave.		Murray Hill		NJ	07974
404 DVUA New Jersey		30A Vreeland Road		Florham Park		NJ	07932
188 Florham Park - Benefits	P.O. Box 678	30A Vreeland Rd.		Florham Park		NJ	07932
163 Florham Park - P&C	P.O. Box 679	30A Vreeland Rd.		Florham Park		NJ	07932
160 Marmora		1314 S. Shore Road		Marmora		NJ	08223
160 Marmora		206 W. High Street		Glassboro		NJ	08028
553 Mt Laurel		1433 Hooper Ave.		Toms River		NJ	08753-2200
553 Mt Laurel		1000 Bishops Gate Blvd	Suite 100	Mt. Laurel		NJ	08054
161 Philadelphia		1000 Bishops Gate Blvd		Mt. Laurel		NJ	08054
189 PRNJ	P.O. Box 678	30A Vreeland Rd.		Florham Park		NJ	07932
501 PSR-Atlanta		30A Vreeland Road	Suite 200	Florham Park		NJ	07932

			Locations within NEW JERSEY		12
			Profit Centers within NEW JERSEY		10

NEW MEXICO (NM)
63 Albuquerque	P.O. Box 20550 (zip 87154-0550)	5200 Eubank Blvd NE	Suite C3	Albuquerque		NM	87111
63 Albuquerque	P.O. Box 20550 (zip 87154-0550)	409 California Street		Socorro		NM	87801
64 Taos	P.O. Box 857 (zip 87571)	2019 Galisteo St,	N10, Unit D	Santa Fe		NM	87605
64 Taos	P.O. Box 857 (zip 87571)	627 Paseo del Pueblo Sur		Taos		NM	87571

			Locations within NEW MEXICO		4
			Profit Centers within NEW MEXICO		2
NEVADA (NV)
96 Las Vegas		975 Kelly Johnson Drive	Suite 100	Las Vegas		NV	89119

			Locations within NEVADA		1
			Profit Centers within NEVADA		1

12/29/2011	Brown & Brown, Inc.	Page 9 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
NEW YORK (NY)
211 Buffalo		200 John James Audubon Parkway	Suite 301	Amherst		NY	14228
573 Farmingdale		814 Fulton Street		Farmingdale		NY	11735
514 Garden City		595 Stewart Avenue	Suite 600	Garden City		NY	11530-4735
556 IWA		761 Koehler Ave.	Suite 100	Ronkonkoma		NY	11779-7407
212 Jamestown	P.O. Box 1239	415 West 4th Street		Jamestown		NY	14702-1239
567 Manhattan		10 East 40th Street	Suite 3105	New York City		NY	10016
210 Rochester		45 East Avenue		Rochester		NY	14604-2286
210 Rochester		12007 E. Main Street		Wolcott		NY	14590-0220
210 Rochester		182 Main Street		Dannsville		NY	14437
258 Rome, NY	P.O. Box 231	117 West Liberty Street		Rome		NY	13440-0231
98 Syracuse		500 Plum Street	Suite 200	Syracuse		NY	13204-1480
98 Syracuse		36 Washington Avenue	Suite 1	Endicott		NY	13760-1480
98 Syracuse		39 Old Route 146	Suite 102	Clifton Park		NY	12065
524 White Plains		2500 Westchester Ave.		Purchase		NY	10577

			Locations within NEW YORK		14
			Profit Centers within NEW YORK		10
OHIO (OH)
61 Toledo		360 Three Meadows Drive		Perrysburg		OH	43551

			Locations within OHIO		1
			Profit Centers within OHIO		1
OKLAHOMA (OK)
121 Bartlesville	P.O. Box 1628 (74005)	501 East Frank Phillips Blvd.		Bartlesville		OK	74003
143 Oklahoma City	P.O. Box 16340 (zip 3113)	710 Cedar Lake Blvd.	Suite 110	Oklahoma City		OK	73114
103 Pryor	P.O. Box 1320	208 N. Mill		Pryor		OK	74362
533 Tecumseh		120 S. Broadway		Tecumseh		OK	74873
165 TitlePac	P.O. Box 857 (zip 74402)	201 Eastpoint Drive		Muskogee		OK	74403

			Locations within OKLAHOMA		5
			Profit Centers within OKLAHOMA		5

12/29/2011	Brown & Brown, Inc.	Page 10 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
OREGON (OR)
198 APEX		411 East 3rd Ave.	Suite 300	Eugene		OR	97401
407 Hull-Portland		6443 SW Beaverton-Hillsdale Hwy	Suite 350	Portland		OR	97221
547 Portland	P.O. Box 29018 (zip 97296-9018)	2701 NW Vaughn St.	Suite 340	Portland		OR	97210

			Locations within OREGON		3
			Profit Centers within OREGON		3

PENNSYLVANIA (PA)
111 AFC		3101 Emrick Blvd.	Suite 318	Bethlehem		PA	18020
198 APEX		2 Walnut Grove Drive	Suite 210	Horsham		PA	19044
183 B&B Healthcare		2005 Market Street	Suite 3510	Philadelphia		PA	19103
149 Bethlehem	P.O. Box 25001, Lehigh Valley (zip	3001 Emrick Blvd.	Suite 120	Bethlehem		PA	18020
406 DVUA West Virginia		One Forestwood Drive	Suite 201	Pittsburg		PA	15237
532 Evergreen Re		450 S. Gravers Road	Suite 200	Plymouth Meeting		PA	19462
401 Hul-Horsham		2 Walnut Grove Drive	Suite 210	Horsham		PA	19044
70 Jacksonville		2123 Johns Ridge Rd		Coraopolis		PA	15108
161 Philadelphia		2005 Market Street	Suite 3510	Philadelphia		PA	19103
562 Philadelphia-Brokerage		2005 Market Street	Suite 3510	Philadelphia		PA	19103
546 Plymouth Meeting		600 Wilson Lane	Suite 200	Mechanicsburg		PA	17055
546 Plymouth Meeting		450 S. Gravers Rd.	Suite 200	Plymouth Meeting		PA	19462
563 Protocols		1529 Sheepford Rd.		Mechanicsburg		PA	17055

			Locations within PENNSYLVANIA		10
			Profit Centers within PENNSYLVANIA		12

SOUTH CAROLINA (SC)
285 Charleston	P.O. Box 62588 (zip 29419)	7515 Northside Drive	Suite 150	Charleston		SC	29420
288 Greenville	P.O. Box 16837	10 Falcon Crest Drive	Suite 100	Greenville		SC	29607
287 Spartanburg	P.O. Box 5139	103 N. Pine Street	Suite A	Spartanburg		SC	29302-5139

			Locations within SOUTH CAROLINA		3
			Profit Centers within SOUTH CAROLINA		3

12/29/2011	Brown & Brown, Inc.	Page 11 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City	State	Zip Code
TENNESSEE (IN)
532 Evergreen Re		1119 Oak Creek Drive		Nolensville	TN	37135
575 Nashville		4990 Poplar, 3rd Floor		Memphis	TN	38117
575 Nashville		565 Marriott Drive	Suite 500	Nashville	TN	37214
575 Nashville		701 Market Street	Suite 500	Chattanooga	TN	37402

			Locations within TENNESSEE 4
			Profit Centers within TENNESSEE 2

TEXAS (TX)
198 APEX		404 East Ramsey Rd.	Suite 114	San Antonio	TX	78216
167 Austin		11149 Research Blvd		Austin	TX	78759
191 Axiom Re		2301 N. Greenville Ave.	Suite 230	Richardson	TX	75082
515 Combined	PO Box 819045, Dallas TX 75381-	14785 Preston Rd.	Suite 350	Dallas	TX	75254-7876
172 HIP, Inc.		800 Gessner	Ste.325	Houston	TX	77024
82 Houston		10700 North Freeway	Suite 300	Houston	TX	77037-1103
442 Hull-Texas		11777 Katy Freeway	Suite 435	Houston	TX	77079
442 Hull-Texas		12801 N. Central Expressway	Suite 1100	Dallas	TX	75243
582 ICG		2777 N. Stemmons Freeway	Suite 940	Dallas	TX	75207
582 ICG		712 8th Street, 2nd Floor		Wichita Falls	TX	76301
7 Lawyers		7407 Bluefield Drive		Dallas	TX	75248
8 Professional Service Plan		505 Tator Brown Road		Red Oak	TX	75154
8 Professional Service Plan		7557 Rambler Road	Suite 565	Dallas	TX	75231
192 PRU-Dallas		12215 La Charca		San Antonio	TX	78233
192 PRU-Dallas		101 W. Renner Road	Suite 450	Richardson	TX	75082
568 PSR-Texas		2301 N. Greenville Ave.	Suite 230	Richardson	TX	75082
144 San Antonio		135 Paseo Del Prado	Suite 31	Edinburg	TX	78230
144 San Antonio		3201 Cherry Ridge Drive	Suite D405	San Antonio	TX	78230

			Locations within TEXAS 17
			Profit Centers within TEXAS 13

12/29/2011	Brown & Brown, Inc.	Page 12 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City	State	Zip Code
VIRGINIA (VA)
198 APEX		301 Concourse Blvd.	Suite 100	Glen Allen	VA	23060
532 Evergreen Re		301 Concourse Blvd.	Suite 100	Glen Allen	VA	23060
411 Hull-Ft. Lauderdale		301 Concourse Blvd.	Suite 100	Glen Allen	VA	23060
80 Manassas		11220 Asset Loop	Suite 304	Manassas	VA	20110
86 Norfolk		500 E. Main Street	Suite 600	Norfolk	VA	23510
286 Richmond	P.O. Box 3070 (zip 23228)	8570 Magellan Parkway	Suite 1100	Richmond	VA	23227

			Locations within VIRGINIA 4
			Profit Centers within VIRGINIA 6

WASHINGTON (WA)
152 Ephrata		1230 Berschauer Industrial		Ephrata	WA	98823
152 Ephrata		451 Diamond Drive		Ephrata	WA	98823
152 Ephrata		18106 140th Ave. NE	Suite 100	Woodinville	WA	98072-6874
407 Hull-Portland		5775 Soundview Drive	Suite 202B	Gig Harbor	WA	98335
585 Lynden - SSK		501 Judson Street		Lynden	WA	98264
585 Lynden - SSK		2115 Barkley Blvd.	Suite 201	Bellingham	WA	98226
585 Lynden - SSK		501 Front Street		Lynden	WA	98264
547 Portland		506 NE 4th Avenue		Camas	WA	98607
547 Portland		900 Washington Street	Suite 101	Vancouver	WA	98660
547 Portland		2401 W. Main Street	Suite 105	Battle Ground	WA	98604
113 Seattle		1501 Fourth Avenue	Suite 2400	Seattle	WA	98101
571 Seattle-Balcos		192 East Bakerview Road	Suite 202	Bellingham	WA	98226
571 Seattle-Balcos		8746 Mary Ave. NW	Suite 2	Seattle	WA	98117
564 Seattle-DiMartino		1501 Fourth Avenue	Suite 2400	Seattle	WA	98101
564 Seattle-DiMartino		1950 112th Avenue NE	Suite 201	Belleview	WA	98004
114 Tacoma		1145 Broadway Plaza	Suite 700	Tacoma	WA	98402-3583

			Locations within WASHINGTON 15
			Profit Centers within WASHINGTON 8

WISCONSIN (Wl)
251 LaCrosse	P.O. Box 1357 (zip 54601)	1131 Main Street		Onalaska	Wl	54601
563 Protocols		5402 Jacob Street		Weston	Wl	54476

			Locations within WISCONSIN 2
			Profit Centers within WISCONSIN 2

12/29/2011	Brown & Brown, Inc.	Page 13 of 13

Number of Physical Locations & Profit Centers Per State

Profit Center # and Name	PO Box Information	Street Address	Suite	City		State	Zip Code
WEST VIRGINIA (WV)
406 DVUA West Virginia		3768 Teays Valley Road	Suite 200	Hurricane		WV	25526

			Locations within WEST VIRGINIA		1
ENGLAND (UK)			Profit Centers within WEST VIRGINIA		1

537 Decus Ins Brokers		NB5 Fountain House, Fenchurch St.	Ground floor North	London		UK	EC3M5DJ

			Locations within ENGLAND		1
			Profit Centers within ENGLAND		1

TOTAL PROFIT CENTERS:	172	TOTAL LOCATIONS: 227	TOTAL STATES:		36
			TOTAL FOREIGN OFFICES:		1

ARROWHEAD LEASE SUMMARY SCHEDULE

LEASE #	TYPE	ADDRESS	SQ FT	TERM	LANDLORD/ SUBLEASE TENANT
1	LEASE	701 B Street, Floors 20 -22, San Diego, CA 92101	67,703	10 Years (commencement date unknown)	Arden Realty Limited Partnership

1A	SUB-LEASE	701 B Street, Suite 2201, San Diego, CA 92101	3,500	01/01/2009 - 04/20/2014	Dunne & Dunne, LLP

2	LEASE	Carlsbad “Bressi Ranch”	95,000	12 years (commencement date unknown	Red Texas Realty LLC

2A	SUB-LEASE	Carlsbad “Bressi Ranch”, building B	unknown	12 years (commencement date linked to master	American Commercial Management (ACM)

2B	SUB-LEASE	2544 Campbell Place, Carlsbad	19,095		North Coast Medical Supply

2C	SUB-LEASE	2544 Campbell Place, Carlsbad	636	11/15/2010 - 01/15/2014, M	Advanced Cardio Svcs

2D	SUB-LEASE	2544 Campbell Place, Carlsbad	14,133	11/07/2008 - 11/15/2013	Capital Partners Services Corp

3	LEASE	2365 Northside Drive, Suite 450, Mission Valley San Diego	26,913	01/01/2011 - 06/30/2014	Kilroy Realty northside Drive LLC

3A	SUB-LEASE	2365 Northside Drive, Suite 450, Mission Valley San Diego	1,740	03/01/2011 - 12/31/2011	ISCS Inc.

4	LEASE	20280 Acacia Street, Suite 230, Newport Beach CA	2,324	08/01/2011 - 07/31/2014	Acacia Sun West LLC

5	LEASE	Normandale Lake MN		01/01/2011 - 12/31/2011	Regus HQ

Schedule 6.27(b)

MATERIAL PLACES OF BUSINESS

This Schedule is not applicable as the Borrower does not have any tangible personal property which is material to the operations of the Consolidated Company. The only tangible personal property which is owned by the Borrower is generally office equipment which is not material to its business.

Schedule 8.1(b)

EXISTING INDEBTEDNESS

Brown & Brown, Inc.	29-Dec-11

Long Term Debt Schedule – Lead Schedule

30-Nov-11

Branch	Date of Note	Creditor	Balance 11/30/11
Long-Term Credit Agreement:	06/28/04	SunTrust LOC	—
Corporate	07/15/04	Variable Annuity - Series B - (RB-1)	32,500,000.00
Corporate	07/15/04	US Life - Series B - (RB-2)	7,500,000.00
Corporate	07/15/04	American Int’l Life - Series B - (RB-3)	5,000,000.00
Corporate	07/15/04	AIG Life - Series B - (RB-4)	5,000,000.00
Corporate	07/15/04	New York Life - Series B - (RB-5)	9,500,000.00
Corporate	07/15/04	New York Life 2 - Series B - (RB-6)	5,000,000.00
Corporate	07/15/04	New York Life 3 - Series B - (RB-7)	500,000.00
Corporate	07/15/04	Prudential - Series B - (RB-8)	10,500,000.00
Corporate	07/15/04	Hare & Co. - Series B - (RB-9)	3,850,000.00
Corporate	07/15/04	American Bankers - Series B - (RB-10)	2,000,000.00
Corporate	07/15/04	American Memorial - Series B - (RB-11)	2,000,000.00
Corporate	07/15/04	Fortis Insurance - Series B - (RB-12)	1,150,000.00
Corporate	07/15/04	John Alden Life - Series B - (RB-13)	1,500,000.00
Corporate	07/15/04	Phoenix Life - Series B - (RB-14)	4,000,000.00
Corporate	07/15/04	PHL - Series B - (RB-15)	500,000.00
Corporate	07/15/04	PHL 2 - Series B - (RB-16)	1,500,000.00
Corporate	07/15/04	Life Ins. - Of the SW - Series B - (RB-17)	6,000,000.00
Corporate	07/15/04	Assurity Life Insurance Company - Series B - (RB-18)	2,000,000.00
Corporate	12/22/06	Prudential - Managed - Series C - (RC-1)	11,300,000.00
Corporate	12/22/06	PRIAC - Series C - (RC-2)	12,500,000.00
Corporate	12/22/06	Prudential Series C - (RC-3)	1,200,000.00
Corporate	02/01/08	The Prudential Insurance Company - Series D - (RD-1)	12,500,000.00
Corporate	02/01/08	The Prudential Insurance Company - Series D - (RD-2)	9,250,000.00
Corporate	02/01/08	How & Co. Series D - (RD-3)	3,250,000.00
Corporate	09/15/11	The Prudential Insurance Company of America - Series E - (RE-1)	82,655,000.00
Corporate	09/15/11	The Prudential Insurance Company of America - Series E - (RE-2)	3,250,000.00
Corporate	09/15/11	Prudential Retirement Insurance and Annuity Company - Series E - (RE-3)	4,320,000.00
Corporate	09/15/11	Prudential Retirement Guaranteed Cost Business Trust - Series E - (RE-4)	3,100,000.00
Corporate	09/15/11	Pruco Life Insurance Company of New Jersey - Series E - (RE-5)	3,675,000.00
Corporate	09/15/11	MTL Insurance Company - Series E -(RE-6)	3,000,000.00

Sub-Total			$250,000,000.00

Acquisitions:
Atlanta	07/02/10	Ebarhart & Company Insurors, Inc.	66,666.67
Plymouth Meeting	10/01/10	Greystone Benefits (Daniel McCornick)	168,197.99
Syracuse	12/08/10	Ladd’s Agency (Indemnity Holdback)	245,964.08
Syracuse	12/08/10	Ladd’s Agency (Martino Holdback)	70,000.00
Portland	01/11/11	Nies Insurance Agency, Inc.	549,507.36
Seattl-Balcos	07/11/11	Combined Insurance Services Corp.	74,600.00
Saginaw	09/01/11	Public Employee Benefits Solutions, LLC	570,000.00

Sub -Total			$1,744,936.10

Total Debt			$251,744,936.10

Schedule 8.2

EXISTING LIENS

-NONE-

Schedule 8.5

PERMITTED INVESTMENTS

Brown & Brown, Inc.

Summary of Investments

September 30, 2011

29-Dec-11

Description	Date Purchased	Branch	Symbol /Exchange	Current or Non-Current	Available-for-Sale or Non-Marketable	Number of Shares 09/30/11	Cost 09/30/11	Market Value Total
Short-Term Investments:
Preferred Stock (Account # 11241)
N/A	N/A	N/A	N/A	N/A	N/A	0.00	0.00	0.00

Total Preferred Stock						0.00	0.00	0.00

Partnerships (Account # 11265):
N/A	N/A	N/A	N/A	N/A	N/A	0.00	0.00	0.00

Total Partnerships						0.00	0.00	0.00

Bonds (Account # 11245):
N/A	N/A	N/A	N/A	N/A	N/A	0.00	0.00	0.00

Total Bonds						0.00	0.00	0.00

Common Stock (Account # 11270):
Selective Insurance Group	06/01/98	Corp	SIGI/NASDAQ	Current	Available-for-Sale	2,004.98	25,000.00	26,164.99

Total Common Stock						2,004.98	25,000.00	26,164.99

Non-Marketable Securities (Account #11271):
Open	N/A	N/A	N/A	N/A	N/A	0.00	0.00	0.00
Open	N/A	N/A	N/A	N/A	N/A	0.00	0.00	0.00

Total Non-Marketable Sec.						0.00	0.00	0.00

Other Short-Term Investments (Account # 11275):

CD - Alliance Bank (Macduff America - Syracuse)	12/31/2010	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - Alliance Bank (Macduff America-Syracuse) - Corp Interest	12/31/2010	Corp	NA	Current	Non-Marketable	212.33	212.33	212.33
CD- Alliance Bank (Madoline-Syracuse)	12/31/2010	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD- Alliance Bank (Madoline-Syracuse) - Corp Interest	12/31/2010	Corp	NA	Current	Non-Marketable	212.33	212.33	212.33
CD- Alliance Bank (B&B Inc -Syracuse)	12/31/2010	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD- Alliance Bank (B&B Inc-Syracuse) - Corp Interest	12/31/2010	Corp	NA	Current	Non-Marketable	212.33	212.33	212.33
CD - Alliance Bank (Program Mgt Serv-Syracuse)	12/31/2010	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD- Alliance Bank (Program Mgt Serv-Syracuse) - Corp Interest	12/31/2010	Corp	NA	Current	Non-Marketable	212.33	212.33	212.33
CD - Community Bank (B&B Inc-Syracuse)	5/20/2011	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - Community Bank (Macduff America-Syracuse)	5/20/2011	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - Community Bank (Program Mgt Serv-Syracuse)	5/20/2011	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD- Community Bank (Madoline-Syracuse)	5/20/2011	Syracuse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-RCB Bank - Brown & Brown Agency of Insurance Prof (Pryor)	5/10/2011	Pryor	NA	Current	Non-Marketable	15,944.20	15,944.20	15,944.20
CD- RCB Bank - Brown & Brown Agency of Insurance Prof (Pryor) - Corp Interest	5/10/2011	Pryor	NA	Current	Non-Marketable	5.66	5.66	5.66
CD - State Bank - (B&B Inc) - LaCrosse	5/24/2011	Lacrosse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - State Bank - (B&B of WI) - LaCrosse	5/24/2011	Lacrosse	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - First Community Bank - John Manner Insurance - Joliet	8/19/2011	Joliet	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - First Community Bank - John Manner Insurance - Joliet Interest	8/19/2011	Corp	NA	Current	Non-Marketable	168.50	168.50	168.50
CD - Citizens Bank - B&B Inc -(Proctor)	6/30/2011	Proctor	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - Citizens Bank - B&B Inc-(Proctor) Corp Interest	6/30/2011	Corp	NA	Current	Non-Marketable	130.26	130.26	130.26
CD - Citizens Bank - Madoline - (Proctor)	6/30/2011	Proctor	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD - Citizens Bank - Madoline-(Proctor) - Corp Interest	6/30/2011	Crop	NA	Current	Non-Marketable	130.26	130.26	130.26
CD - Citizens Bank - Macduff (Proctor)	6/30/2011	Proctor	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00

Brown & Brown, Inc.

Summary of Investments

September 30, 2011

29-Dec-11

Description	Date Purchased	Branch	Symbol /Exchange	Current or Non- Current	Available-for-Sale or Non- Marketable	Number of Shares 09/30/11	Cost 09/30/11	Market Value Total
CD-Citizens Bank - Macduff (Proctor) Corp Interest	6/30/2011	Corp	NA	Current	Non-Marketable	130.26	130.26	130.26
CD-Citizens Bank - (Proctor Financial)	6/30/2011	Proctor	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-Citizens Bank - (Proctor Financial) Corp Interest	6/30/2011	Corp	NA	Current	Non-Marketable	130.26	130.26	130.26
CD-Citizens Bank - Program Mgt Serv (Proctor)	6/30/2011	Proctor	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-Citizens Bank - Program Mgt Serv (Proctor) Corp Interest	6/30/2011	Corp	NA	Current	Non-Marketable	130.26	130.26	130.26
CD-Citizens Bank - B&B Protector Plan (Proctor)	6/30/2011	Proctor	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-Citizens Bank - B&B Protector Plan (Proctor) Corp Interest	6/30/2011	Corp	NA	Current	Non-Marketable	130.26	130.26	130.26
CD-Republic Bank - B&B of KY - (Owensboro)	5/3/2011	Owensboro	NA	Current	Non-Marketable	100,000.00	100,000.00	100,000.00
CD-Republic Bank - B&B of KY (Owensboro) Corp interest	5/3/2011	Corp	NA	Current	Non-Marketable	165.48	165.48	165.48
CD-Fidelity Bank - B&B Inc (Orlando)	6/27/2011	Orlando	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-Fidelity Bank - B&B of Florida (Orlando)	6/27/2011	Orlando	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-Greater Rome Bank - B&B of GA - (Rome, GA)	10/24/2010	Rome, GA	NA	Current	Non-Marketable	100,000.00	100,000.00	100,000.00
CD-Greater Rome Bank - B&B of GA - (Rome, GA) - Corp Interest	10/24/2010	Rome, GA	NA	Current	Non-Marketable	853.05	853.05	853.05
CD-Regal Bank - Madoline - (Florham Park-P&C)	10/16/2010	Florham Park	NA	Current	Non-Marketable	211,283.01	211,283.01	211,283.01
CD-Regal Bank - Madoline - (Florham Park-P&C) - Corp Interest	10/16/2010	Corp	NA	Current	Non-Marketable	2,727.83	2,727.83	2,727.83
CD-Regal Bank - B&B Inc (Florham Park-P&C)	10/16/2010	Florham Park	NA	Current	Non-Marketable	211,283.01	211,283.01	211,283.01
CD-Regal Bank - B&B Inc (Florham Park-P&C) - Corp Interest	10/16/2010	Corp	NA	Current	Non-Marketable	2,727.83	2,727.83	2,727.83
CD-Regal Bank - Program Mgt Ser - (Florham Park-P&C)	10/16/2010	Florham Park	NA	Current	Non-Marketable	211,283.01	211,283.01	211,283.01
CD-Regal Bank - Program Mgt Ser - (Florham Park-P&C) - Corp Interest	10/16/2010	Corp	NA	Current	Non-Marketable	2,727.83	2,727.83	2,727.83
CD-Regal Bank - B&B Protector Plan - (Florham Park-P&C)	10/16/2010	Florham Park	NA	Current	Non-Marketable	211,283.01	211,283.01	211,283.01
CD-Regal Bank - B&B Protector Plan -(Florham Park-P&C)-Corp Interest	10/16/2010	Corp	NA	Current	Non-Marketable	2,727.83	2,727.83	2,727.83
CD-Regal Bank - Macduff - (Florham Park-P&C)	10/16/2010	Florham Park	NA	Current	Non-Marketable	211,283.01	211,283.01	211,283.01
CD-Regal Bank - Macduff -(Florham Park-P&C) - Corp Interest	10/16/2010	Corp	NA	Current	Non-Marketable	2,727.83	2,727.83	2,727.83
CD-American Momentum Bank - B&B of Florida - (Pinellas)	6/26/2011	Pinellas	NA	Current	Non-Marketable	104,770.89	104,770.89	104,770.89
CD-American Momentum Bank - B&B of Florida-(Pinellas)-Corp Interest	6/26/2011	Corp	NA	Current	Non-Marketable	179.11	179.11	179.11
CD-American Momentum Bank - B&B of Florida - (Pinellas)	6/26/2011	Pinellas	NA	Current	Non-Marketable	104,770.89	104,770.89	104,770.89
CD-American Momentum Bank - B&B of Florida - (Pinellas)-Corp Interest	6/26/2011	Corp	NA	Current	Non-Marketable	179.11	179.11	179.11
CD-Citizens First Bank- B&B of Florida (Leesburg)	7/9/2011	Leesburg	NA	Current	Non-Marketable	248,000.00	248,000.00	248,000.00
CD-Citizens First Bank- B&B of Florida (Leesburg) - Corp Interest	7/9/2011	Corp	NA	Current	Non-Marketable	507.55	507.55	507.55
CD-United Southern Bank - B&B of Florida (Leesburg)	7/21/2011	Leesburg	NA	Current	Non-Marketable	249,277.70	249,277.70	249,277.70
CD-United Southern Bank - B&B of Florida (Leesburg) - Corp Interest	7/21/2011	Corp	NA	Current	Non-Marketable	363.67	363.67	363.67
CD-Reunion Bank - B&B of Florida (Leesburg)	4/20/2011	Leesburg	NA	Current	Non-Marketable	250,000.00	250,000.00	250,000.00
CD-Reunion Bank - B&B of Florida (Leesburg) - Corp Interest	4/20/2011	Corp	NA	Current	Non-Marketable	1,100.82	1,100.82	1,100.82
CD-Community Bank of Broward - B&B of Florida (FL Lauderdale)	3/24/2011	FL Lauderdale	NA	Current	Non-Marketable	256,702.85	256,702.85	256,702.85
CD-Whitney Bank - B&B of Louisiana (New Orleans)	6/10/2010	New Orleans	NA	Current	Non-Marketable	29,530.21	29,530.21	29,530.21
CD-Stockyards Bank - B&B of Kenlucky (Louisville)	2/25/2011	Louisville	NA	Current	Non-Marketable	150,000.00	150,000.00	150,000.00
CD-Stockyards Bank - B&B of Kenlucky (Louisville) - Corp Interest	2/25/2011	Corp	NA	Current	Non-Marketable	671.94	671.94	671.94
CD-PBI Bank - B&B of Kenlucky (Louisville)	2/23/2011	Louisville	NA	Current	Non-Marketable	150,000.00	150,000.00	150,000.00

Brown & Brown, Inc.

Summary of Investments

September 30, 2011

29-Dec-11

	Date		Symbol	Current or	Available-for-Sale or	Number of Shares	Cost	Market Value
Description	Purchased	Branch	/Exchange	Non-Current	Non-Marketable	09/30/11	09/30/11	Total
CD-PBI Bank - B&B of Kentucky (Louisville) - Corp Interest	2/23/2011	Corp	NA	Current	Non-Marketable	1,164.66	1,164.66	1,164.66

Total Other Short-Term Investments						7,586,041.36	7,586,041.36	7,586,041.36

Total Short-Term Investments							7,611,041.36	7,612,206.35

Long-Term Investments:

Investments (Account # 12110):
State of Israel Bond	08/15/10	Corp	NA	Non-Current	Non-Marketable	502,524.66	502,524.66	502,524.66
MacDuff Underwriters	07/17/90	Corp	NA	Non-Current	Non-Marketable	0.00	100.00	100.00
United Agents Holdings	10/04/95	Corp	NA	Non-Current	Non-Marketable	1500.00	15,000.00	15,000.00

Total Investments						504,024.66	517,624.66	517,624.66

Total All Investments							8,128,666.02	8,129,831.01

Schedule 9.10

PERMITTED STOCKHOLDERS

J. Hyatt Brown

J. Powell Brown